   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997
                                                     REGISTRATION NO. 333-13371

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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                              AMENDMENT NO. 3 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                         HUNGARIAN BROADCASTING CORP.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                               ----------------
        DELAWARE                     4833                    13-36787223
 (STATE OR JURISDICTION        (PRIMARY STANDARD          (I.R.S. EMPLOYER
   OF INCORPORATION OR            INDUSTRIAL             IDENTIFICATION NO.)
      ORGANIZATION)           CLASSIFICATION CODE
                                    NUMBER)
     445 PARK AVENUE, 15TH FLOOR, NEW YORK, NEW YORK 10022 (212) 758-9870
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               PETER E. KLENNER
     445 PARK AVENUE, 15TH FLOOR, NEW YORK, NEW YORK 10022, (212) 758-9870
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
        FRANK R. COHEN, ESQ.                      HENRY C. MALON, ESQ.
            COHEN & COHEN                    1 BATTERY PARK PLAZA, 3RD FLOOR
     445 PARK AVENUE, 15TH FLOOR                   NEW YORK, NY 10004
      NEW YORK, NEW YORK 10022                     TEL: (212) 483-9600
         TEL: (212) 758-9870

                               ----------------
  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective. If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                PROPOSED        PROPOSED
                                    AMOUNT      MAXIMUM          MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF         TO BE    OFFERING PRICE     AGGREGATE     REGISTRATION
  SECURITIES TO BE REGISTERED     REGISTERED  PER UNIT(1)   OFFERING PRICE(1)     FEE
------------------------------------------------------------------------------------------
Units each consisting of one
 share of Preferred
 Stock, $.001 par value, and one
 Common Stock Purchase
 Warrant(2).....................    560,000      $12.00        $ 6,720,000     $2,317.00
------------------------------------------------------------------------------------------
Common Stock, ($.001 par
 value)(3)......................  1,120,000         --                 --            --
------------------------------------------------------------------------------------------
Common Stock, ($.001 par
 value)(4)......................    560,000      $ 6.00        $ 3,360,000     $1,159.00
------------------------------------------------------------------------------------------
Underwriter's Unit Warrants(5)..     50,000      $ .001        $        50     $    0.00
------------------------------------------------------------------------------------------
Units underlying Underwriters
 Unit Warrants, each consisting
 of one share of Preferred
 Stock, $.001 par value, and one
 Common Stock Purchase
 Warrant(6).....................     50,000      $12.00        $   600,000     $  207.00
------------------------------------------------------------------------------------------
Common Stock, ($.001 par
 value)(7)......................    100,000         --                 --            --
------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(8).......................     50,000      $ 6.00        $   300,000     $  103.00
------------------------------------------------------------------------------------------
Total registration Fee..........                               $10,980,010     $   3,786

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(1) Estimated solely for the purpose of computing the registration fee.
(2) Includes 60,000 Units subject to the Underwriter's over-allotment option.
(3) Issuable upon conversion of Preferred Shares.
(4) Represents shares of Common Stock issuable upon the exercise of Warrants. The Registration Statement also covers any additional shares which may become issuable pursuant to antidilution provisions in the aforementioned warrants.
(5) To be issued to the Underwriter.
(6) Issuable upon exercise of the Underwriter's Unit Warrants.
(7) Issuable upon conversion of Preferred Shares underlying Underwriter's Unit Warrants.
(8) Issuable upon exercise of Warrants included in the Units issuable upon exercise of the Underwriter's Unit Warrants. The Registration Statement also covers any additional shares which may become issuable pursuant to antidilution provisions in the aforementioned warrants.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                    SUBJECT TO COMPLETION DATED JANUARY 31, 1997

PROSPECTUS

                          HUNGARIAN BROADCASTING CORP.

                                 500,000 Units

                                  -----------

  Each unit (the "Units") consists of one share of Series A Convertible Cumulative Redeemable Preferred Stock (the "Preferred Shares") and one Common Stock Purchase Warrant (the "Warrants"). The components of the Units will not
be separately transferable until       , 1997 [nine months after the effective
date] or such earlier date after       , 1997 [sixty days after the effective
date] as J.W. Barclay & Co., Inc. (the "Underwriter") may determine (the "Separation Date"). The Warrants are neither detachable nor separately transferable until the Separation Date. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $6 per share after the Separation Date until December 20, 2000. The Warrants may be redeemed by the Company after the Separation Date under certain circumstances. Each Preferred Share is convertible into two shares of Common Stock commencing on the Separation Date and pays a cumulative annual dividend of $1.20 per share payable on September 15 of each year.

  Of the 500,000 Units offered hereby, 400,000 Units are being sold by the Company and 100,000 are being sold by certain stockholders of the Company (the "Selling Securityholders"). See "Selling Securityholders." The Company will not receive any proceeds from the sale of the Units by the Selling Securityholders.

                                                           (Continued on page 2)

                                  -----------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
                                   FACTORS."

                                  -----------

THE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  COMMISSION  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE  ACCURACY OR
   ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO THE  CONTRARY IS  A
    CRIMINAL OFFENSE.

                                  -----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                             UNDERWRITING                 PROCEEDS TO
                                  PRICE TO  DISCOUNTS AND  PROCEEDS TO      SELLING
                                   PUBLIC   COMMISSIONS(1) COMPANY(2)  SECURITYHOLDERS(4)
-----------------------------------------------------------------------------------------
Per Unit........................     $10.00    $1.00            $9.00     $9.00
-----------------------------------------------------------------------------------------
Total(3)........................ $5,000,000 $500,000       $3,600,000  $900,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Does not reflect additional compensation to the Underwriter, including (a) a nonaccountable expense allowance equal to 3% of the aggregate purchase price of the Units; and (b) issuance of Unit Warrants to the Underwriter entitling the Underwriter to purchase up to 50,000 Units from the Company, for a period of five years commencing on the effective date of the offering, at an exercise price equal to 165% of the public offering price of the Units. The Company and the Underwriter have also agreed to indemnify each other against certain civil liabilities including liabilities under the Securities Act of 1933, (the "Securities Act"). See "Underwriting."
(2) Before deducting expenses of the offering payable by the Company estimated at $350,000 which includes the Underwriter's nonaccountable expense allowance.
(3) The Company has granted an option to the Underwriter exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 60,000 Units, on the same terms, solely to cover over-allotments, if any. If the over allotment option is exercised in full, the total "Price to Public," "Underwriting Discounts and Commissions", "Proceeds to Company", and "Proceeds to Selling Securityholders" would be $5,600,000, $560,000, $4,140,000 and $900,000, respectively. See "Underwriting."
(4) None of the expenses of the offering are payable by the Selling Securityholders except their proportionate share of the Underwriter's expense allowance ($30,000). See "Principal and Selling Securityholders."

                                  -----------

  The Units are being offered by the Underwriter on a "firm commitment" basis, subject to prior sales, receipt and acceptance, the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to reject orders in whole or in part. It is expected that delivery of the certificates representing the Units will be made at the offices of J.W. Barclay & Co., Inc., One Battery Park Plaza, New York, New York 10004 on or about January , 1997.

                            J.W. BARCLAY & CO., INC.

                    The date of this Prospectus is    , 1997

 (Continued from Cover Page)

  Dividends on the Preferred Shares may be paid in shares of Common Stock or cash at the Company's option. For the foreseeable future, the Company expects to make dividend payments in shares of Common Stock to the extent it may legally do so. The Company has been operating at a loss since it commenced operations. In the period ended June 30, 1995, the year ended June 30, 1996, and the three month period ended September 30, 1996, the Company had losses of $560,333, $4,149,682 and $1,096,529, respectively. Unless previously redeemed by the Company, each Preferred Share is redeemable by the Company commencing on the Separation Date on not less than 30 nor more than 60 days' written notice to the registered holders, at $12 per share plus accumulated dividends, provided the Company may not redeem any Preferred Share unless the closing price of the Common Stock for 20 of the 30 trading days prior to the date of the redemption notice is more than $10 as adjusted. See "Description of Securities."

  The Company's Common Stock and the Common Stock Purchase Warrants (the "Warrants") are traded on the NASDAQ Small-Cap Market under the symbols HBCO and HBCOW, respectively. There has been no market for the Units or the Preferred Shares prior to the subject offering. It is expected that after this offering, the Units will trade on the NASDAQ Small-Cap Market under the symbol HBCOU, but there can be no assurance that a market will develop for the Units. See "Underwriting." On January 15, 1997, the closing bid prices of the Common Stock and Warrants, as reported by NASDAQ were $5.00 and $1.125, respectively. See "Price Range of Securities."

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 (the "Act") with respect to the securities to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Offices of the Commission located at the Northeast Regional Office, 7 World Trade Center, New York, N.Y. 10048 and the Midwest Regional Office, 500 West Madison Street, Chicago, Il. 60661 and copies of which may be obtained from the Public Reference Section of the Commission's principal office upon payment of the prescribed fees.

  The Company will provide without charge to any person who receives a copy of this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus. Any such request should be directed to the attention of Frank R. Cohen, Secretary, Hungarian Broadcasting Corp. at 445 Park Avenue, New York, New York 10022, telephone number: (212) 758-9870.

  The Company furnishes its stockholders after the close of each fiscal year, annual reports containing financial statements audited by its independent certified public accountants. The Company also furnishes other reports as it determines or as required by law.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with
Section 12(g) thereunder, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission, and copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission's Washington Office.

  The Commission maintains a Web Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies such as the Company, that file documents electronically with the Commission.

                          FORWARD-LOOKING STATEMENTS

  This prospectus includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the company. Such statements reflect significant assumptions and subjective judgments by the Company's management concerning anticipated results. These assumptions and judgments may or may not prove to be correct. Moreover, such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated in such forward-looking statements. For a discussion of such risks, see "Risk Factors." Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Underwriter has not attempted to verify the basis for any such statements independently and neither the Underwriter nor the Company undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events occurring or circumstances arising after the date hereof or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including notes thereto, appearing elsewhere in this prospectus. Except as otherwise noted (i) the information in this prospectus assumes that the Underwriter's over-allotment option will not be exercised, and (ii) all statistical and financial information presented in this Prospectus has been converted into United States Dollars using exchange rates as of the dates of ending balance sheets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Foreign Currency." All references to $ or Dollars are to United States Dollars; all references to "HUF" are to Hungarian Forints. As of December 31, 1996, the Exchange Rate was HUF 164.93 to $1.

                                  THE COMPANY

  Hungarian Broadcasting Corp. ("HBC") was incorporated in the State of Delaware on September 14, 1994 to acquire interests in companies that have commercial broadcasting licenses to own, develop, expand and operate television stations in Hungary.

  HBC acquired an 80% equity interest in a film studio company known as DNTV Kft. ("DNTV") as of May 30, 1995 and a 90% equity interest in a film studio company known as VI-DOK Video es Filmgyarto Studio Kft. ("VI-DOK") as of June 16, 1995. Both DNTV and VI-DOK held studio licenses which permitted them to produce films and other television programs. In April 1994 each studio was granted a frequency license which permitted them to broadcast over-the-air on Budapest Television Channel AM-micro A3 from July 1, 1994 through July 1, 2000 daily between 6 a.m. and 5 p.m. and between 7:30 p.m. and 6 a.m. by the Hungarian Cultural Ministry (the "Ministry"). An unaffiliated studio company, NAP TV Kft., received the license for broadcasting between 5 p.m. and 7:30 p.m. on A3. Hereinafter, DNTV and VI-DOK will be sometimes referred to as the "Licensees." Unless the context otherwise requires, when used herein, the term "Company" shall include Hungarian Broadcasting Corp., the Delaware corporation, and its Hungarian subsidiaries VI-DOK, DNTV and HBC, Kft. HBC Kft. is a wholly owned subsidiary which administers the Company's operations in Hungary. Broadcasting on A3 commenced in September 1994.

  In September 1996 the Company began broadcasting via satellite to cable television systems on a 24 hours per day basis. In October 1996, the Company changed its broadcasting name to MSAT.

  The two basic methods of television transmission in Hungary are over-the-air (terrestrial) broadcasting, which can be either local or national in scope, and satellite-to-cable broadcasting. In over-the-air broadcasting, the station operator broadcasts its signal at an established frequency and power via one or more land-based transmitters, each with a limited geographic range, directly to homes and other receivers. Such signal can be picked up by home antennae as well as by cable heads in the area. In satellite broadcasting, the programming signal is transmitted to a satellite which redirects the signal to cable system heads or other receivers.

  MSAT's signal is carried over-the-air between the hours of 7:00 p.m. and 5:30 p.m. through a microwave network in an area with a radius of 50 miles and currently reaches approximately 250,000 households. In addition, such signal reaches approximately 300,000 households through cable networks in its cachement (reach) area, which are paid an average $.05 per month per subscriber for carrying the Company's signal. MSAT's satellite transmission can be received throughout Hungary on a 24 hour per day basis. The Company estimates that it currently reaches 700,000 households through its satellite transmission. The Company does not pay cable operators who retransmit MSAT's satellite signals to their subscribers.

  Prior to April 1994, all radio and television broadcasting stations in Hungary were owned and operated by the State. The State permitted commercial advertising commencing in 1990 on State owned stations.

Based on a report prepared by Saatchi & Saatchi/Zenith Media World Wide, TV advertising expenditures in Hungary increased from $45 million in 1991 to $107 million in 1992, to $128 million in 1993, to $138 million in 1994, and to $157 million in 1995. Most of this television advertising money is spent on the three state owned stations. The Company expects TV advertising expenditures to continue to grow in Hungary as advertisers increasingly use television as an integral part of their advertising strategy and as consumer oriented multi-national companies market their products to satisfy the emerging demand for basic goods as well as convenience products. The Company's operating results are primarily dependent upon the sale of commercial advertising time.

  In April 1996, the Company introduced new programming for the hours 7:30 p.m. to 11 p.m. featuring American, United Kingdom and Australian syndicated series that had been successful in prime time in their home countries. The Company dubbed these programs into the Hungarian language. Generally, the audience acceptance of these programs has been favorable and viewership has been high and has increased over time.

  MSAT transmits its signal from the Astra IE Satellite. At the end of 1996, 175 cable operators with a total of 700,000 household subscribers had installed equipment enabling them to receive and broadcast the Company's signal. Over the next year it is anticipated that Hungarian Broadcasting Corp. will increase its distribution to approximately 1.8 million households, or 49% of all TV households throughout Hungary.

  Advertising billing is determined by the specific program ratings provided by AGB-Hungaria Meter System, an independent audience rating service. As the Company's distribution increases, its advertising rates should increase proportionally, and as the coverage broadens, the station should be of increasing interest to national and international advertisers. As a result of conversations with advertisers and media buying groups together with booked advertising and the improving trend of bookings, management of the Company believes that it should begin generating positive cash flow on a monthly basis prior to the end of fiscal 1997. However, since its inception, the Company has run at a deficit in each month of its operations and should continue to run deficits for the next few months, and there can be no assurance that the Company can generate enough revenues to cover its expenses in the future.

  The Company has entered into a ten year agreement with Nethold Electronic Media B.V. ("Nethold"), a major provider of satellite transmission services located in the Netherlands, to transmit the Company's broadcasting signal by satellite for the distribution of its programs to cable systems and home television sets that receive cable programs in Hungary.

  Specific goals of the Company's operating strategy with respect to its existing and proposed new markets include (i) utilizing regular and consistent scheduling of programming, (ii) promoting programming effectively, (iii) controlling station operating costs, and increasing advertising sales by expanding, motivating and training the sales force using techniques widely practiced in the commercial television industry in the United States.

  The office of the Company in the United States is c/o Cohen & Cohen, 445 Park Avenue, New York, NY 10022; Telephone number: (212) 758-9870. The office in Hungary is 1118 Budapest, Kelenhegyi ut 39; Telephone number: (361) 372-1080.

                                THE OFFERING(1)

Securities Offered by the Company and
 by Selling Securityholders...........
                                        400,000 Units offered by the Company
                                        and 100,000 Units offered by Selling
                                        Securityholders, each unit consists of
                                        one Preferred Share and One Warrant.
                                        The Underwriter has an option to
                                        purchase up to 60,000 additional Units
                                        to cover over-allotments. See
                                        "Underwriting." The Preferred Shares
                                        and the Warrants are not detachable or
                                        separately transferable until       ,
                                        1997 [nine months after the effective
                                        date] or such earlier date after
                                         , 1997 [sixty days after the effective
                                        date] as may be designated by the
                                        Underwriter (the "Separation Date").
                                        See "Description of Securities."

Rights of the Preferred Shares:

  Dividends.........................    Cumulative annual dividends of $1.20
                                        are payable on September 15 of each
                                        year beginning September 15, 1997.
                                        Unpaid dividends will accumulate and be
                                        payable prior to the payment of
                                        dividends on the Common Stock. The
                                        Company may, at its option, pay
                                        dividends in shares of Common Stock, in
                                        lieu of cash. Shares used for such
                                        purpose will be valued at the average
                                        closing bid price during the ten
                                        trading days ending on the tenth day
                                        before the dividend record date,
                                        subject to certain conditions. For the
                                        foreseeable future, the Company expects
                                        to make dividend payments on the
                                        Preferred Shares in shares of Common
                                        Stock. See "Description of Securities."

  Conversion Rights.................    Unless previously redeemed, Preferred
                                        Shares are convertible at any time at
                                        the option of the holder, commencing on
                                        the Separation Date at the rate of two
                                        (2) shares of Common Stock for each
                                        Preferred Share, subject to adjustment
                                        under certain circumstances.

  Redemption........................    The Preferred Shares are redeemable
                                        beginning on the Separation Date on not
                                        less than 30 nor more than 60 days'
                                        written notice to registered holders at
                                        the redemption price of $12 per share
                                        plus accumulated dividends, provided
                                        the Company may not redeem Preferred
                                        Shares unless the closing price of the
                                        Common Stock equals or exceeds $10.00
                                        per share for 20 of the 30 consecutive
                                        trading days prior to the date notice
                                        of redemption is mailed.

  Voting Rights.....................    Preferred Shares will be entitled to
                                        one vote per share voting together with
                                        the Common Stock, as one class except
                                        as otherwise provided by the Delaware
                                        General Corporation Law or in
                                        connection with certain other matters.
                                        See "Description of Securities--Series
                                        A Convertible Cumulative Preferred
                                        Stock."

Warrants:
  Exercise Price....................    $6.00 per share subject to adjustment
                                        in certain circumstances. See
                                        "Description of Securities--Warrants."
                                        The Warrants may be exercised at any
                                        time commencing on the Separation Date.

  Expiration Date...................    December 20, 2000.

  Redemption........................    Redeemable by the Company at any time
                                        commencing on the earlier of the
                                        Separation Date or April 20, 1997 at a
                                        price of $.25 per Warrant, upon not
                                        less than 30 days' prior written notice
                                        to the holders of Warrants, provided
                                        that the closing sale or bid price per
                                        share of the Common Stock exceeds $8.50
                                        per share on at least 20 of the 30
                                        consecutive trading days ending within
                                        15 days of the date on which the
                                        Company mails notice of redemption. See
                                        "Description of Securities--Warrants."

Common Stock Outstanding
  Prior to Offering.................    2,583,600 shares of Common Stock.

  After Offering(2).................    2,583,600 shares of Common Stock.

Preferred Stock Outstanding:
  Prior to the Offering.............    100,000 Preferred Shares.

  After the Offering(3).............    500,000 Preferred Shares.

Warrants Outstanding
  Prior to the Offering.............    1,703,900 Warrants

  After the Offering................    2,103,900 Warrants

Use of Proceeds.......................  The net proceeds of the offering will be used to repay loans incurred to pay
                                        programming and satellite costs and
                                        other expenses, purchase broadcasting
                                        and dubbing equipment and for working
                                        capital (see "Use of Proceeds").

Risk Factors..........................  The securities offered hereby involve a high degree of risk. See "Risk
                                        Factors."

  NASDAQ SmallCap Market Symbols:

  Common Stock......................    HBCO

  Warrants..........................    HBCOW

  Units (Proposed)..................    HBCOU
--------
(1) Unless otherwise indicated, all information in this Prospectus assumes that no portion of the Over-allotment Option is exercised.
(2) Does not include an aggregate of 3,663,900 shares of Common Stock, reserved as follows: (i) 350,000 shares reserved for outstanding options granted or to be granted pursuant to the Company' Stock Option Plan; (ii) 1,703,900 shares reserved to cover exercise of outstanding Common Stock Purchase Warrants; (iii) 100,000 shares reserved upon exercise of Underwriter's Stock Warrants and 140,000 shares reserved upon exercise of Underwriter's warrants, which were issued on December 20, 1995; (iv) 1,120,000 shares issuable upon conversion of the Preferred Shares including shares issuable on exercise of the over-allotment option and of outstanding Preferred Shares; (v) 150,000 shares issuable upon conversion of the Preferred Shares and exercise of the Warrants underlying the Underwriter's Unit Warrants; and (vi) approximately 100,000 shares of Common Stock which may be issuable upon payment of dividends on the Preferred Shares per year, assuming a market price of $6 per share of Common Stock.
(3) Does not include 60,000 units reserved to cover Underwriter's Over-Allotment Option.

                         SUMMARY FINANCIAL INFORMATION

  The following table summarizes certain selected consolidated financial data derived from the financial statements of the Company, and is qualified in its entirety by the more detailed consolidated financial statements included elsewhere herein. The as adjusted balance sheet data gives effect to the sale of the Units offered hereby after deducting the underwriting discount and expenses of the offering but does not give effect to the application of the proceeds.

OPERATING STATEMENT DATA

                                                                    THREE MONTHS
                               FOR THE PERIOD                    ENDED SEPTEMBER 30,
                             SEPTEMBER 14, 1994                      (UNAUDITED)
                             (DATE OF INCEPTION)   YEAR ENDED   ----------------------
                            THROUGH JUNE 30, 1995 JUNE 30, 1996   1995        1996
                            --------------------- ------------- ---------  -----------
   Operating revenues......       $  72,043        $   672,108  $ 207,837  $   353,315
   Operating expenses......       $ 560,393        $ 4,351,869  $ 931,881  $ 1,320,966
   Net loss after minority
    interest...............       $(560,333)       $(4,149,682) $(846,430) $(1,096,529)
   Net loss per share......       $   (0.39)       $     (2.01) $   (0.59) $     (0.42)

BALANCE SHEET DATA

                                                         SEPTEMBER 30, 1996
                                                             (UNAUDITED)
                                        JUNE 30, 1996 --------------------------
                                           ACTUAL      ACTUAL     AS ADJUSTED(1)
                                        ------------- ----------  --------------
   Current assets......................  $2,319,652   $1,387,691    $4,637,691
   Current liabilities.................   2,269,757    2,078,573     2,078,573
   Working capital.....................      49,895     (690,882)    2,559,118
   Total assets........................   4,252,051    3,386,878     6,636,878
   Stockholders' equity................   1,941,968    1,273,843     4,523,843

--------
(1) Adjusted for the Units to be sold by the Company in this offering.

                                 RISK FACTORS

  Prospective investors should carefully consider, among other things, the following factors concerning the business of the Company and this offering, as well as all other information set forth elsewhere in this Prospectus.

1. Limited Operating History; Risks of New Industry. The Company was incorporated in Delaware on September 14, 1994. The broadcast license under which it operates in Budapest (MSAT) was originally awarded to two unaffiliated Hungarian companies (the "Licensees") in April 1994 and broadcasting commenced on MSAT in September 1994. The Company loaned funds to the original Licensees to finance operating costs which included programming costs, from November 1994 until it acquired majority interests in the Licensees in May and June 1995. Commercial television supported by advertising revenues represents a new industry in Hungary, the viability of which is unproven, and there can be no assurance that the Company will be successful in achieving its objectives. See "The Company."

2. Accumulated Deficit; Operating Losses. At September 30, 1996, the Company had an accumulated deficit of $6,076,569 representing a consolidated net loss for the period from its inception through September 30, 1996. The consolidated loss was caused primarily by the costs involved in producing live programming, purchasing programming and in operating costs and in seeking customer identification. The Company's cash flow since inception has been principally the result of equity and debt financing and not the result of profitable operating activities by the Company. The Company's ability to achieve profitability is dependent upon its ability to realize revenues from advertising that exceed costs. See "Financial Statements."

3. Government Regulation. Broadcast operations in Hungary are subject to extensive government regulation. Regulations govern the issuance, renewal, transfer and ownership of station licenses, and the timing, content and amount of commercial advertising permitted. There are also regulations requiring that certain percentages of programming be produced or originated in local markets. These regulations are substantially different from regulations relating to television broadcast operations in the United States. While the Company believes that it is in compliance in all material respects with applicable laws, rules and regulations, there can be no assurance that in fact it is in compliance, that it will be able to continue to comply with all such laws, rules and regulations or that more restrictive laws, rules, regulations or policies will not be adopted in the future which could make compliance more difficult or expensive or otherwise adversely affect the Company's business or prospects. See "The Company."

4. Uncertainty of License Renewals. The Company's licenses to operate over-the-air Budapest Channel A3 have a six year term expiring in 2000. The first commercial television broadcasting licenses in Hungary were granted in 1994 and, as of the date of this prospectus, there are no rules or regulations pertaining to the renewal or extension of licenses. While the Company has been informally advised that its over-the-air licenses would be renewed at the end of their present terms if the Company is in compliance with applicable regulations, no statutory or regulatory presumption presently exists for current broadcasting license holders and there can be no assurance that the Company's licenses will be renewed upon expiration of their respective initial terms. The failure of any such licenses to be renewed would have a material adverse effect on the Company. See "Business--General."

5. Business is Subject to Substantial Competition. The Company encounters, and expects to continue to encounter, substantial competition in the television broadcasting industry and from other media which compete for advertising revenues. The Company believes that it will be able to compete effectively against its existing and future competitors but there can be no assurance that it will be able to continue to compete effectively. See "The Company."

6. Portion of Proceeds to be Used to Pay Loans Payable to President of the Company and Two Officers of the Underwriter and to Purchase Programming from an Affiliate of a Director of the Company. Of the net proceeds of the offering, the sum of $200,000 plus interest is intended to be used to repay a loan from the

   President of the Company made in November 1996 and $200,000 plus interest is intended to be used to repay loans from two officers of the Underwriter which were made in December 1996. It is also intended that $700,000 will be used to purchase programming from a company owned by a director of the Company. See "Use of Proceeds" and "Certain Transactions."

7. Risks Inherent in Foreign Investment. The Company has invested its resources in operations in Hungary. Risks inherent in foreign operations include loss of revenue, property and equipment from expropriation, governmental royalties and fees and involuntary renegotiation of contracts with or licenses from foreign governments. The Company is also exposed to the risk of changes in foreign and domestic laws, regulations and policies that govern operations of overseas-based companies. In addition, in the event the Company achieves profitable operations in Hungary, it will be subject to a 40% tax on all profits earned in Hungary. See "Republic of Hungary."

8. Inflation and Local Currency Devaluation. The Hungarian economy has been characterized by high rates of inflation and devaluation of the Hungarian Forint against the U.S. Dollar and certain European currencies. In 1993, 1994, 1995 and 1996 the annual reported inflation rate in Hungary (measured by the national consumer price index) was approximately 23%, 19%, 30% and 23%, respectively. The Hungarian Forint was devalued against the U.S. Dollar in 1993, 1994, 1995 and 1996 by 14.2%, 15.9%, 26.7% and 18.0%, respectively.
   In March 1995, an immediate 9% devaluation of the Hungarian Forint was announced together with a new policy of daily or "crawling peg" devaluation. This involved daily devaluations amounting to 1.9% monthly in the second quarter of 1995 and 1.3% monthly during the second half of that year. During 1996 the monthly devaluation rate was established pursuant to governmental decree at 1.2% for the year. The monthly rate is presently expected to be further decreased, subject to Hungary's economic condition. The exchange rate for the Hungarian Forint, as set by the National Bank of Hungary, declined from 100.70 Forints per U.S. Dollar at December 31, 1993 to 164.93 Forints per U.S. Dollar at December 31, 1996. See "Republic of Hungary." The Company believes that United States investors seek a return on investment based upon the dollar value of the Hungarian operating results. Significant inflation in Hungary or significant future devaluation of the Forint would decrease the dollar value of the Company's investments.

9. Foreign Currency and Exchange Risks and Regulation. The Company is subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in Hungary. Therefore, the Company's ability to limit its exposure to currency fluctuations is significantly restricted.

  Although the Forint has recently become exchangeable outside Hungary, there is not yet a completely freely convertible exchange market in place for the Forint. In addition, Hungarian law permits the repatriation of foreign currency only for dividends to the extent of capital investment and earnings, as determined under applicable Hungarian law. There can be no assurances as to the future exchangeability or convertibility of Forints. See "Republic of Hungary."

10. Additional Financing May be Required. The Company believes that the net proceeds of this offering of approximately $3,250,000 will be sufficient to satisfy its cash requirements for the coming 12 months. However, funds generated from operations, as well as any proceeds realized from this offering (including those allocated to working capital), may prove insufficient for the Company's ongoing operational and debt service needs. For example, on June 30, 1997, the Company is obligated to make payments with respect to certain indebtedness incurred to persons who supplied bridge financing in the amounts of $996,559 plus accrued interest. In the event that the funds of the offering together with funds from operations are insufficient to meet its obligations, the Company will be required to seek additional equity capital through an additional public offering or private offering of securities or bank financing to support its ongoing operations and to satisfy its debt obligations. The Company has no current arrangements for additional financing. No assurance can be given that such additional financing, if required, will be available on terms that are satisfactory to the Company, if they are available at all. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."

11. Directors and Officers Liability Limited. The Company's Certificate of Incorporation provides that directors (but not officers) of the Company shall be relieved of liability for monetary damages to the Company or its stockholders for any breaches of their fiduciary duty to the fullest extent permitted by applicable law. In addition, the Company's Bylaws provide that the Company shall indemnify any and all of its directors and officers against expenses actually and necessarily incurred by them in connection with the defense of any action in which they are made parties by reason of being an officer or director except as to matters in which the director or officer is adjudged to be liable for misconduct or negligence in the performance of duty.

12. Uncertainty of Enforcement of Civil Liabilities and Judgments. Certain of the directors and officers of the Company are non-residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. There is uncertainty as to whether the courts of Hungary or other foreign countries would enforce either judgments of United States courts obtained against such persons predicated upon the civil liability provisions of the United States federal and state securities laws or liabilities against such persons in any original actions brought in Hungary or other foreign countries predicated upon the United States federal and state securities laws.

13. Dependence on Key Personnel and Lack of Experience of Management. The success of the Company is particularly dependent upon the active involvement of Peter E. Klenner, President and Chief Executive Officer of the Company. The loss of the services of Mr. Klenner could have a material adverse effect on the Company. The Company has not obtained and does not intend to obtain key-man life insurance on the life of Mr. Klenner or any other officer of the Company. The Company has an employment agreement with Mr. Klenner which expires December 20, 2000. See "Management--Employment Agreements." None of the directors or officers of the Company has had experience in operating a television broadcasting company other than Justin Bodle, a director and consultant to the Company, who has 16 years experience with broadcasting.

14. Possible Conflict of Interest with Affiliates. The Company has engaged in certain transactions with companies in which directors of the Company are also officers, directors or shareholders. Such transactions include issuance of capital stock and the borrowing of money to finance the operations of the Company and purchase of rights for television programming. The Company maintains a policy of not entering into any transactions with any officer, director or principal stockholder of the Company or any of such persons affiliates unless such transaction is approved by a resolution of at least a majority of the independent members of the board of directors of the Company. The Company believes that all transactions with such persons prior to the date of this offering were on terms no less favorable to the Company than could be obtained from an independent third party. Any transactions with such persons in the future will be on terms no less favorable to the Company than could be obtained from an independent third party. Failure of the Company and its management to conduct the Company's business in its best interests may result in liability to the Company and its management. See "Management" and "Certain Transactions."

15. No Prior Public Market for Units or Preferred Shares; Determination of Offering Price. Prior to the offering, there has been no public market for the Units or the Preferred Shares, and there can be no assurance that an active trading market will develop or continue after the completion of the offering. The initial public offering price of the Units has been determined by negotiations between the Company and the Underwriter and may not be indicative of the market price for the Units after the offering. Since December 20, 1995, the Common Stock and the Common Stock Purchase Warrants have traded on the NASDAQ SmallCap Market.

16. Dividends. The Company has not previously paid any dividends on its Common Stock and intends to follow a policy of retaining all of its cash flow from operations, if any, to finance the development and expansion of its business. Since its formation, the Company's operations have resulted in losses, and for the foreseeable future, the Company expects to pay dividends on the Preferred Shares in Common Stock to the extent legally permissible.

17. Necessity of Continuing Post-Effective Amendments to the Company's Registration Statement and State Blue Sky Registration; Exercise of Warrants. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which the Warrants are not registered or otherwise qualified for sale, purchasers may buy Warrants in the after-market or may move to jurisdictions in which the Warrants and the Common Stock underlying the Warrants are not so registered or qualified. In this event, the Company would be unable to issue Common Stock to those persons desiring to exercise their Warrants unless and until the Warrants and the underlying Common Stock are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required qualification. Moreover, the Warrants will not be exercisable unless the Company maintains a current Registration Statement on file with the Commission through post-effective amendments to the Registration Statement containing this Prospectus. Although the Company has agreed to file appropriate post-effective amendments to the Registration Statement containing this Prospectus, and to maintain a current Registration Statement on file with the Commission relating to the Warrants that are offered hereby, there can no assurance that such will be accomplished or that the Warrants will continue to be so registered. See "Description of Securities--Warrants."

18. Risk of Inclusion of Forward-Looking Statements. This Prospectus includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. Such statements reflect significant assumptions and subjective judgments by the Company's management concerning anticipated results. These assumptions and judgments may or may not prove to be correct. Moreover, such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Underwriter has not attempted to verify the basis for any such statements independently and neither the Underwriter nor the Company undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events occurring or circumstances arising after the date hereof or to reflect the occurrence of unanticipated events.

19. Future Sales of Common Stock Could Have an Adverse Effect on the Market Value. The Company has 2,583,600 shares of Common Stock outstanding as of the date of this offering, of which 1,147,500 shares are not freely transferable as being "restricted securities" as that term is defined under Rule 144 under the Securities Act of 1933. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has owned restricted shares of Common Stock beneficially for at least two years, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale, as reported by all national securities exchanges on which the Common Stock is traded and/or the automated quotation system of a registered securities association. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Of such 1,147,500 restricted shares, the holders of 765,000 shares have entered into agreements not to sell or transfer of such shares prior to two years from the date without the consent of the Underwriter and 30,000 shares are subject to agreements not to sell or transfer such shares prior to December 20, 1997 without the consent of the Underwriter. Of the remaining 352,500 shares, holders of 152,500 will satisfy their holding period in July 1997 and holders of 200,000 will satisfy their holding period in August 1997. The possibility that substantial amounts of Common Stock may be sold in the public market may have an adverse effect on prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities."

20. Possible Delisting and Risk of Low-Priced Securities. The Common Stock and Warrants are currently being quoted on the NASDAQ SmallCap Market under the symbols "HBCO" and "HBCOW." The Units have been approved for listing, subject to official notice of issuance, on the NASDAQ SmallCap Market. New proposed NASDAQ maintenance rules may affect continued listing on NASDAQ. If the Company is unable to satisfy the NASDAQ SmallCap Market maintenance criteria in the future, its Units, Common Stock and Warrants may be delisted from trading on the NASDAQ SmallCap Market. If it did not qualify for such listing, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"), and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's securities.

  The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

  In addition, if the Company's securities are not quoted on NASDAQ, or the Company does not have $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

  If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

21. Regulatory and Tax Aspects of Dividends Paid in Common Stock; Loss of Dividends Upon Conversion of Preferred Shares. The Dividends payable on the Preferred Shares are cumulative and may be paid either in cash or in shares of Common Stock or partly in cash and partly in shares of Common Stock. The first dividend is scheduled to be paid on September 15, 1997. Dividends on the Preferred Shares are payable, at the option of the Company, in either cash or shares of Common Stock. The Company expects to make dividend payments in shares of Common Stock for the foreseeable future to the extent it may legally do so. The Company will be unable to legally issue Common Stock as dividend payments on the Preferred Shares unless it has sufficient authorized shares of Common Stock and has surplus available for such purpose. Payment of dividends in shares of Common Stock will create federal income tax liability, equivalent to the then current market price of such Common Stock, to the recipient without the receipt by such recipient of any cash to pay such tax liability.

  For federal income tax purposes, distributions of Common Stock with respect to Preferred Shares are treated as taxable distributions of property. The fair market value of such shares of Common Stock distributed will be treated as a taxable dividend (to the extent of the Company's current or accumulated earnings and profits) or a taxable gain (if the excess of the fair market value of such shares over the Company's current or accumulated earnings and profit per share exceeds the shareholder's tax basis in his Preferred Shares). The cash portion of the dividend, if any, may not be sufficient to pay the total federal income tax payable on the cash portion of the dividend and on shares of Common Stock treated as a taxable dividend or taxable gain.

22. Possible Negative Effects of Preferred Stock. The Company has authorized 5,000,000 shares of Preferred Stock, the designation, rights and preferences of which (including voting, dividend, redemption and liquidation rights) may be fixed by the Company's Board of Directors, from time to time, without further action by the holders of Common Stock. Shares of Preferred Stock could be issued in the future with such rights and preferences as could make the possible takeover of the Company or the removal of management of the Company more difficult or could otherwise adversely impact the rights of holders of Common Stock. Further, under current regulations, if any such Preferred Stock were issued by the Company with such voting rights as had the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Stock, such issuance could result in the disqualification of the Company's securities from listing on NASDAQ or on a securities exchange.

23. Voting Rights of Preferred Shares. Until conversion, the Preferred Shares will be entitled to one vote per share voting together with the Common Stock as one class on all matters except as otherwise provided by Delaware law and with respect to certain other matters including the issuance of certain additional shares of Preferred Stock. Each Preferred Share is convertible into two (2) shares of Common Stock, each of which is entitled to one vote.

24. Pending Litigation. On January 3, 1996, the Company commenced an action against Coleman and Company, Inc. ("Coleman") and Starr Securities, Inc. ("Starr") for breach of an underwriting agreement. On January 19, 1996, Starr commenced an action against the Company and its former Chairman of the Board for libel and defamation of character for stating that Starr breached an underwriting agreement. Although management believes that the Starr action lacks merit and that it has valid defenses to the action, if Starr were to succeed in its claim and procure a final judgment against the Company, the financial condition of the Company would be materially adversely affected.

                           PRICE RANGE OF SECURITIES

  Effective December 20, 1995, the Company's Common Stock and certain Common Stock Purchase Warrants commenced trading on NASDAQ Small-Cap Market under the symbols HBCO and HBCOW respectively. Prior to December 20, 1995, there was no established public trading market for the Company's Common Stock or Warrants.

  The following table sets forth the range of high and low bid prices as reported by NASDAQ. Bid quotations reflect interdealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                    COMMON STOCK    WARRANTS
                                                   -------------- -------------
                                                    HIGH    LOW    HIGH   LOW
                                                   ------- ------ ------ ------
1995
  Fourth Quarter (December 20-31)................. $ 8.375 $5.500 $4.000 $1.000
1996
  First Quarter................................... $11.850 $7.625 $5.750 $2.500
  Second Quarter.................................. $11.250 $9.000 $5.125 $3.000
  Third Quarter................................... $ 9.125 $5.375 $3.375 $1.500
  Fourth Quarter ................................. $ 7.375 $4.000 $2.375 $0.750

  As of December 31, 1996, there were 65 holders of record of the 2,583,600 outstanding shares of Common Stock, twenty holders of the 1,703,900 outstanding Warrants and seven holders of Preferred Shares. As of December 31, 1996, the Company had an estimated 1,500 beneficial shareholders. The closing bid prices of the Common Stock and Warrants on January 15, 1997 were 5 and 1 1/8 respectively. There is presently no market for the Units or the Preferred Shares, and there can be no assurance that a public trading market for the Units or the Preferred Shares, will develop after this offering. The Underwriter has advised the Company that it intends to make a market for the Units immediately after the public offering of these securities but may discontinue these activities at any time.

  The average daily trading volume of the Company's Common Stock and Common Stock Purchase Warrants for the month of October 1996 was 1,571 shares and 7,710 warrants.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at September 30, 1996, and adjusted to give effect to the sale of 400,000 Units offered by the Company and the application of the proceeds therefrom as described in "Use of Proceeds."

                                                        SEPTEMBER 30, 1996
                                                      ------------------------
                                                                       AS
                                                        ACTUAL     ADJUSTED(1)
                                                      -----------  -----------
Bridge Notes......................................... $   996,559  $   996,559
Stockholders' equity:
  Common Stock, $.001 par value; 15,000,000 shares
   authorized; 2,583,600 issued; as adjusted
   2,583,600.........................................       2,583        2,583
  Series A Convertible
    Cumulative Redeemable Preferred Stock $.001 par
     value, 5,000,000 shares authorized; issued
     100,000 shares; as adjusted 500,000.............         100          500
  Additional paid-in capital(1)......................   7,143,429   10,393,029
  Deficit............................................  (6,076,569)  (6,076,569)
  Currency translation adjustments...................     204,300      204,300
  Total Stockholders' Equity......................... $ 1,273,843  $ 4,523,843

--------
(1) Unless otherwise indicated, all information in this Prospectus assumes that no portion of the Over-allotment Option is exercised.

                                DIVIDEND POLICY

  The Company has never paid any cash dividends on the Common Stock. The Company anticipates that in the foreseeable future, earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends will be paid either on the Preferred Shares or Common Stock. Dividends on the Preferred Shares in the foreseeable future are expected to be paid in Common Stock to the extent that the Company is legally able to do so. The Company is dependent upon payment of dividends from its Hungarian subsidiary companies as the source of cash for the payment of dividends.

  A Hungarian company is permitted to pay annual dividends out of profits, determined on the basis of Hungarian accounting principles, following recommendation of its Board of Directors and a declaration by the Annual General Meeting which must be held in the first four months of each year. Dividends are payable to foreign investors, such as the Company, in Forints, which may be converted into U.S. Dollars at the official rate of exchange set by the National Bank of Hungary.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Units (after deduction of underwriting discounts and commissions and other expenses of this offering) are estimated to be approximately $3,250,000 (or $3,772,000 if the over-allotment option is exercised in full). The Company intends to use such net proceeds as follows:

                                                                     PERCENTAGE OF
               APPLICATION OF NET PROCEEDS              NET PROCEEDS NET PROCEEDS
               ---------------------------              ------------ -------------
   Repayment of notes payable(1).......................  $  862,750        27%
   Purchase of studio and dubbing equipment............     620,000        19%
   Payment of satellite fees...........................     670,000        21%
   Payment for programming ............................     700,000        21%
   Repayment of loans from officer (2) ................     202,000         6%
   Working capital and general corporate purposes......     195,250         6%
                                                         ----------       ---
     Total.............................................  $3,250,000       100%
                                                         ==========       ===

--------
(1) Such notes payable evidence loans in the principal amount of $850,000 made to the Company in December, 1996, the proceeds of which were used to pay the costs of obtaining rights to programming ($350,000), satellite expenses ($100,000) and various operational expenses ($400,000). Of such loans, $200,000 was provided by two principals of the Underwriter. (See "Certain Transactions").
(2) Loan made by Peter Klenner in November 1996. See "Certain Transactions." The proceeds of such loan were used to pay for equipment rentals ($90,000), programming costs ($40,000), dubbing expenses ($31,000) and various operational expenses.

  Any additional net proceeds received from the exercise of the Underwriter's over-allotment option will be added to working capital.

  The Company is obligated to pay to the holders of Bridge Notes $996,559 plus interest at June 30, 1997. The Company intends to pay this obligation out of proceeds of its litigation against Coleman and Company, Inc. (see "Business-Legal Proceedings") or out of broadcasting revenues. If funds are not available from either of these sources, the Company will be required to seek additional equity capital or bank financing to satisfy this obligation. The Company has no current arrangement for additional financing. No assurance can be given that such additional financing will be available if required.

  Pending expenditure of the proceeds from the offering, the Company may make temporary investments in interest bearing savings accounts, certificates of deposit or short term United States government obligations. In the opinion of management, the above proceeds should be sufficient for the Company's operations together with internally generated funds to provide the Company's working capital needs at least until March 31, 1998.

                            SELECTED FINANCIAL DATA

  The financial information set forth below for the period ended June 30, 1995, for the year ended June 30, 1996 and for the three month periods ended September 30, 1995 and September 30, 1996, respectively should be read in conjunction with the Company's financial statements and accompanying notes appearing elsewhere in this Prospectus.

OPERATING STATEMENT DATA

                            FOR THE PERIOD                    THREE MONTHS ENDED
                          SEPTEMBER 14, 1994                     SEPTEMBER 30,
                          (DATE OF INCEPTION)   YEAR ENDED   ----------------------
                         THROUGH JUNE 30, 1995 JUNE 30, 1996   1995        1996
                         --------------------- ------------- ---------  -----------
                                                                  (UNAUDITED)
Operating revenues......       $  72,043        $   672,108  $ 207,837  $   353,315
Operating expenses......       $ 560,393        $ 4,351,869  $ 931,881  $ 1,320,966
Net loss after minority
 interest...............       $(560,333)       $(4,149,682) $(846,430) $(1,096,529)
Net loss per share......       $   (0.39)       $     (2.01) $   (0.59) $     (0.42)

BALANCE SHEET DATA

                                      AS OF JUNE 30
                                  -----------------------
                                     1995         1996    SEPTEMBER 30, 1996
                                  -----------  ---------- ------------------
                                                             (UNAUDITED)
   Current assets................ $   471,033  $2,319,652     $1,387,691
   Current liabilities...........   1,856,314   2,269,757      2,078,573
   Working capital...............  (1,385,281)     49,895       (690,882)
   Total assets..................   2,790,735   4,252,051      3,386,878
   Stockholders' equity..........      43,582   1,941,968      1,273,843

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The Company was organized in September 1994 and in October it commenced exploring opportunities to own, operate and develop a regional private commercial television station in Hungary. In November, it obtained a six month option to acquire majority interests in DNTV and VI-DOK, two Hungarian corporations (the "Licensees") that were granted licenses in March 1994 for a six year term commencing July 1, 1994 to broadcast over Budapest Television Channel AM-micro A3 ("A3"). The Licensees commenced their broadcasting on a limited basis in September 1994, and increased their broadcasting to 21 1/2 hours per day in December, 1994. During the option period, the Company loaned approximately $2,100,000 to the Licensees, which was used by the Licensees principally to produce and purchase programming. During the option period, the Company incurred significant costs in preparing business plans and developing an advertising sales staff, a station management team and a program format. In May and June 1995, the Company acquired majority interests in the two Licensee companies by purchasing 80% of DNTV at a cost of $176,000 and 90% of VI-DOK at a cost of $240,000 and assumed operational control of the two companies.

  The Licensees broadcast only video music clips prior to June 1995 when the Company assumed control. After changing to a civic events format in June 1995, the Company returned to the video music clips format in October 1995 which was less expensive to produce.

  The Company's revenues are derived principally from the sale of television advertising to national, international and local advertisers. Although the Company's television broadcasting activities have begun only recently, the experience of the television industry is that advertising sales tend to be lowest during the third quarter of each calendar year, which includes the summer holiday schedule (typically July and August), and highest during the fourth quarter of each calendar year.

  The primary expenses incurred in operating television stations are employee salaries, programming costs, broadcast studio and transmission expenses and selling, general and administrative expenses.

  In Management's opinion, the Company emerged from the development stage effective during the three months ended December 31, 1995.

  On December 28, 1995 the Company received the proceeds from the sale of shares and warrants in its initial public offering and determined to relaunch its broadcasting as a Western style station. In April 1996, the Company introduced new programming for the hours 7:30 p.m. to 11 p.m. featuring American, United Kingdom and Australian syndicated series that had been successful in prime time in their home countries. The Company dubbed these programs into the Hungarian language. Generally, the audience acceptance of these programs has been favorable and has increased over time.

  On September 6, 1996, the Company began transmitting its signal from the Astra IE Satellite. Over the next year it is anticipated that Hungarian Broadcasting Corp. will increase its distribution to as many as 1.8 million households throughout Hungary. In October 1996, the Company renamed its broadcasting station "MSAT".

  Advertising billing is determined by the program ratings provided by AGB-Hungarian Meter System ("AGB"), an independent audience rating service. Television advertising rates generally increase in proportion to any increase in the number of households reached. Moreover, as coverage broadens, a station is of increasing interest to national and international advertisers. Based upon conversations with advertisers and media buying groups together with booked advertising and the improving trend of bookings, management believes that the Company should begin generating positive cash flow on a monthly basis prior to the end of fiscal 1997.

  However, since its inception, the Company has run at a deficit in each month of its operations and is expected to continue to run deficits for the next few months. There can be no assurance that the Company can generate enough revenues to cover its expenses in the future.

RESULTS OF OPERATIONS

 Three months ended September 30, 1996 compared to three months ended September 30, 1995

  The Company's revenues increased by $145,478 to $353,315 in the three months ended September 30, 1996 from $207,837 in the three months ended September 30, 1995. This increase is due to an increase in the amount of advertising. In the earlier period the Company relied more on the sale of broadcast time to others while currently most revenues result from advertising directly on Company programming.

  Operating costs and amortization expenses increased by $450,230 to $967,118 in the three months ended September 30, 1996 from $516,888 in the three months ended September 30, 1995. These expenditures represent the costs associated with the operation of the station, including amortization of programming rights of $250,000 in the more recent period and amortization of the broadcasting license costs of $105,763 and $96,292 in the three months ended September 30, 1996 and the three months ended September 30, 1995, respectively. The higher operating expenses in the 1996 quarter reflect the more active programming effort since the station was relaunched in April 1996.

  Selling, general and administrative expenses decreased by $61,145 to $353,848 in the three months ended September 30, 1996 from $414,993 in the three months ended September 30, 1995. The reduction is primarily a result of operating out of a facility controlled by the Company in the more recent period rather than renting facilities controlled by a third party in the earlier period.

  Net loss after minority interest increased by $250,099 to a loss of $1,096,529 in the three months ended September 30, 1996 from a loss of $846,430 in the three months ended September 30, 1995. The increase in net loss primarily reflects the Company's greater programming expenditures. In the quarter ended September 30, 1996, foreign exchange transactions losses totalled $95,240.

  Cash used in operating activities increased by $132,738 to $1,000,998 in the three months ended September 30, 1996 from $868,260 in the three months ended September 30, 1995. The additional cash used in the more recent period reflects increased expenditures for programming.

  Cash raised in financing activities was $314,564 and $903,726 in the three month periods ending on September 30, 1996 and September 30, 1995, respectively. The more recent period results from a private placement of equity units while the earlier period includes the private placement of common stock.

  Accounts receivable increased by $217,360 as of September 30, 1996 from June 30, 1996 primarily due to the low level of sales prior to and immediately after the relaunch of the station in April 1996 and the month-to- month increases in sale through September 30, 1996.

  Broadcasting, office and transportation equipment increased by $210,512 as of September 30, 1996 from June 30, 1996 primarily because of equipment purchases relating to planned satellite broadcasting.

  Other liabilities declined $201,860 as of September 30, 1996 from June 30, 1996 as a result of payment of obligations and a reclassification of certain liabilities.

 Fiscal year ended June 30, 1996 compared to the period ended June 30, 1995

  The period ended June 30, 1995 is limited to nine and one-half months as the station began operations on September 15, 1994. Hungarian Broadcasting Corp. began its operations in May 1995 when it acquired a predecessor company. A second predecessor company was purchased in June 1995. The Company was in the development stage through December 31, 1995 and operated at a low level prior to the station's relaunch in April 1996. Accordingly, the results for fiscal year 1996 are not comparable to the nine and one-half month period in 1995.

  Recognizing the limitations presented above, revenues were $672,108 and $72,043 for the fiscal year ended June 30, 1996 and the 9 1/2 month period ending June 30, 1995, respectively.

  Operating and selling, general and administrative expenses were $4,351,869 and $560,393 for the year ending June 30, 1996 and the period ended June 30, 1995, respectively.

  Net loss after minority interest was $4,149,682 and $560,333 for the fiscal year ended June 30, 1996 and the period ended June 30, 1995, respectively.

  Net cash used in operating activities was $3,033,645 and $115,998 for the year ended June 30, 1996 and the period ended June 30, 1995, respectively.

  Cash provided by financing activities was $5,052,270 and $2,703,785 for the year ended June 30, 1996 and the period ended June 30, 1995, respectively. The more recent period reflects the Company's initial public offering net of repayment of debt while the earlier period reflects private placements of debt and equity.

LIQUIDITY AND CAPITAL RESOURCES

  From its inception through December 1, 1995, the Company sold 1,647,500 shares of Common Stock in a series of private transactions for proceeds of $1,913,622, net of issuance costs and, in addition, issued promissory notes in the aggregate amount of $2,120,000. On December 6, 1995, 220,000 shares owned by three officers of the Registrant were contributed to the Company for no consideration.

  On December 20, 1995, the Company completed an initial public offering of 1,150,000 shares of its common stock at $5 per share and 1,610,000 redeemable common stock purchase warrants at $.15 per warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share during the five-year period ending December 20, 2000. The warrants will be redeemable, commencing April 20, 1997. The Company also issued to the Underwriter warrants for the purchase of 100,000 shares of common stock at $8.25 per share and 140,000 common stock purchase warrants at $0.225 per warrant. The proceeds of the initial public offering amounted to approximately $4,995,338, net of underwriting commission and expenses.

  In September 1996, the Company sold 100,000 shares of Preferred Stock at $4.50 per share for proceeds of $354,500 net of issuance costs. Subsequently, the Company agreed to issue (for no additional consideration) 100,000 Common Stock Purchase Warrants to the purchasers in such offering on the basis of one warrant for each share of Preferred Stock purchased in order to permit the purchasers to own and offer Units identical to those being offered by the Company in the subject offering.

  The Company believes that its existing cash balance, cash from future operations and the net proceeds of this offering will be sufficient to fund the Company's operations at least until December 31, 1997 including satellite costs, repayment of the balance of the remaining Bridge Notes of $996,559 plus interest and advance expenses incurred for the purchase or production of programming and the dubbing of programming.

FOREIGN CURRENCY

  The Company's broadcasting operations in Hungary incur both general revenues and operating expenses in Forints. Asset and liability accounts are translated from foreign currencies into U.S. Dollars at the period-end exchange rate; income and expense accounts are translated at the average exchange rate for the period. The resulting translation adjustments are reflected in a component of shareholders' equity. Currency translation adjustments relating to transactions of the Company and its subsidiaries in currencies other than the functional currency of the entity involved are reflected in the operating results of the Company.

  The Company does not hedge against foreign currency exchange risks.

                                   BUSINESS

INDUSTRY OVERVIEW

  Private commercial television stations (those which derive the majority of their revenues from the sale of advertising and are owned by entities other than government entities) generally began broadcasting in the United States in the 1940s, in parts of Western Europe in the 1950s, in Germany in the 1980s, and in Scandinavia and Central Europe (including Hungary) in the 1990s. Austrian television channels are still owned by the state. Commercial television has become an important medium for advertisers in the more developed advertising markets. For example, in 1994, television advertising expenditures totaled $30.6 billion in the United States and an aggregate of $18.3 billion in 16 countries of Western Europe.

  An advertising industry has been developing in Hungary since 1991. Based on a report published by Saatchi & Saatchi/Zenith Media World Wide, television advertising expenditures increased from $45 million in 1991 to $107 million in 1992, $128 million in 1993, $138 million in 1994, and $157 million in 1995.
Members of the industry expect such increases to continue.

  The two basic methods of television transmission in use in Hungary are (i) over-the-air television broadcasting, which can be either local or national in scope (these operations are often referred to as "terrestrial" broadcast operations) and (ii) satellite-to-cable broadcasting. In over-the-air broadcasting, the station operator transmits its signal from a broadcasting tower over a limited geographic range, where it can be received by household antennas as well as cable network operators. In satellite-to-cable broadcasting, the station operator transmits its programming signal to a satellite which redirects the signal to either a ground based antenna which is connected to a cable system or to a home television via a satellite dish ("direct-to-home"). While over-the-air broadcasters can typically be received by virtually all of the television households in the geographic area reached by their broadcast signals, satellite-to-cable broadcasters can only be received by television households connected to a cable system or households that have satellite dishes positioned to receive the broadcast signal.

  Cable television growth in Hungary initially occurred in the most heavily populated areas and has been extended to less populated areas. Households with cable service in the most heavily populated areas in Hungary are sought after by advertisers because these households tend to have higher disposable incomes and greater access to advertised goods and services.

GENERAL

  The Company was formed in September 1994 to acquire majority interests in companies owning broadcasting licenses and become the operator of the licensed broadcasting stations.

  Hungary has three state owned and operated television channels--Magyar Television I ("MTV 1"), which started broadcasting in 1957, and Magyar Television 2 ("MTV 2"), which started broadcasting in 1972 and DUNA TV, which started to broadcast via satellite in 1993. The signals of MTV 1, MTV 2 are broadcast over-the-air (terrestrial) and are transmitted by Antenna Hungaria, a state owned company which built, owns and operates a trunk network consisting of 19 transmitter stations and 90 relay stations. In addition to transmitting by satellite, DUNA TV transmits by terrestrial microwave transmission. It is estimated that MTV 1 reaches over 96% of the households of Hungary, MTV 2, approximately 80% and DUNA TV, approximately 49%. The signals of MTV 1 and MTV 2, can be received by conventional home antennas. However, a satellite dish is required to receive the satellite transmission of DUNA TV or a dish type microwave antenna is required to receive its microwave transmission.

  In 1994, based on a decree enacted by the Hungarian Parliament in July 1993, the Hungarian Ministry of Culture and Education made a tender offer open only to holders of studio licenses for a license to broadcast over Channel A3 using AM-Micro technology over an area of Budapest plus 30 km (18 miles). Fourteen contenders applied for the license. The license was given to three of the contenders as follows, each for the time period from July 1, 1994 to July 1, 2000.

    VI-DOK: Mondays, Wednesdays, Fridays and Sundays from 6:00 a.m. to 5:00 p.m. and 7:30 p.m. to 6 a.m.

    DNTV: Tuesdays, Thursdays and Saturdays from 6:00 a.m. to 5:00 p.m. and 7:30 p.m. to 6 a.m.

    NAP TV: Daily from 5:00 p.m. to 7:30 p.m.

  VI-DOK and DNTV had no prior television broadcasting experience. DNTV was organized on February 14, 1994 and VI-DOK was organized on December 10, 1991. The Ministry granted licenses to DNTV and to VI-DOK on March 29, 1994. VI-DOK then organized Pest-Buda Televizio Kft ("Pest-Buda") on March 31, 1994 as a vehicle from which to conduct the broadcasting operations under the license. Between the date of grant and the commencement of broadcasting on A3 in September 1994, DNTV and VI-DOK devoted their energies to seeking an equity partner. The two companies started broadcasting in September 1994 as a music channel using the broadcasting facilities of Land Studios rather than their own studios to provide programming and technical personnel.

  VI-DOK and DNTV, acting jointly thereafter sought an equity partner. In November 1994, the Company commenced negotiations to acquire majority interests in each of the two licensed companies. At the same time, the Company agreed to provide loans aggregating approximately $2,100,000 to the Licensees to help finance their operating and programming costs (which loans were to be deemed capital contributions in the event the acquisitions were completed) until it could complete its due diligence in connection with the acquisitions. The Company then recruited a management staff, a sales staff and a station operating staff and completed its acquisition as to DNTV in May 1995, and in June 1995, as to VI-DOK. The Company acquired 90% and 80% of the capital interests of VI-DOK and DNTV for $240,000 and $176,000, respectively, from the existing owners of VI-DOK and DNTV and contributed the loans to the capital of the two licensee companies as additional acquisition costs, and assumed operational control in May 1995.

  In September 1996, the Company added satellite-to-cable broadcasting, and began broadcasting by satellite 24 hours per day, including the hours of 5:00 p.m. to 7:30 p.m. daily, to its cable networks. It still broadcasts 21 1/2 hours per day through its Am-Micro network. In October 1996, the Company changed its broadcasting name to MSAT.

NATURE OF HUNGARIAN CORPORATIONS

  The three subsidiaries of the Company were organized under the Hungarian Law on Business Organizations as limited liability companies ("KFT"). Persons who provide the capital own percentages of the companies in proportion to their respective capital contributions. All the capital of HBC Kft., which was formed on November 29, 1994, was provided by the Company. The Company, on May 30, 1995, purchased 80% of the ownership interest from each of the three owners of DNTV and, on June 16, 1995, purchased 90% of the ownership interests from each of the two owners of VI-DOK. The owners of each of the two companies then held membership meetings to approve the transfer of the interests and to appoint Peter E. Klenner and Imre Kovats as the managing directors of each company. The ownership interests and the names of the managing directors are registered by the Municipal Court of Budapest in a registry that is available for public inspection. The Media Act of 1996 required that all broadcasting companies be converted from limited liability companies (Kft's) to share capital corporations, "Reszveny Tarsasag", (RT's) by the end of 1996. The Company converted each of its subsidiaries to an RT in December 1996.

BROADCASTING OPERATIONS

  The Company's over-the-air signal is broadcast on the AM Micro system, which transmits over microwave frequencies and is a low cost system for consumers. The receiving equipment is limited to a dish antenna (smaller than a comparable satellite receiver) and a converter. The equipment costs average $100 per receiver. However, equipment for one receiver can service four households if they are located in the same building. Equipment for cable networks costs $150 per receiver and for satellite antenna systems $300 per receiver. A monthly fee of $1.00 is charged directly to households by Antenna Hungaria for AM-Micro access. Cable systems charge between $4.00 and $10.00 per month depending upon the package of channels subscribed for.

  At the present time, the Company's satellite transmission is conducted by Nethold Central Europe B.V. ("Nethold") in accordance with a ten-year agreement entered into in July, 1996. The Company sends its broadcasting programs in electronic data form by satellite to Nethold's facilities in the Netherlands. Nethold processes the data and then sends the Company's broadcasts in digitally compressed, multiplexed and encrypted signals through its uplink to a satellite which transmits the signal throughout Hungary. The satellite presently being used is the Astra 1E Satellite. Approximately 175 cable networks currently receive and carry MSAT's broadcasts, including those operated by Kable Com Kft, the Hungarian affiliate of HBO, which reach an aggregate of approximately 350,000 households.

  Under the agreement with Nethold, the Company pays it an annual fee of $400,000 and in addition, it provides Nethold, free of charge, advertising time equal in value to $300,000 per year based upon the Company's advertising rates less a discount of 40%. The Company's transmission to Nethold is carried on the Orion 1 satellite pursuant to an agreement with Orion Atlantic, L.P., at a monthly fee of $27,240. Such agreement is to continue for the operational life of the satellite, estimated to end in August 2005. In addition to such cost, the Company pays a maintenance fee for its uplink equipment to BankNet, currently at a rate of $1,900 per month.

  The Company expects to increase its reach by adding to the cable networks carrying its broadcasts, and in this regard it intends to provide small cable networks with decoders to enable them to receive and carry the Company's broadcasts.

POPULATION REACH AND DEMOGRAPHICS

  It is anticipated that 3,700,000 households in Hungary have television and that of such total approximately 42%, or 1,550,000, are connected to some form of cable network.

  MSAT's over-the-air signal currently reaches approximately 250,000 households through the AM Microwave network and approximately 300,000 households through cable networks located in the Budapest area, which obtain MSAT's broadcast from its over-the-air transmission. At present additional cable companies with approximately 700,000 subscribers receive MSAT's programming through its satellite transmission.

  The Company has contacted cable companies that serve virtually all of the cable customers in Hungary. Nearly all desire to carry MSAT's transmission, and those who have not already done so, plan to install the necessary downloading equipment. This cable universe plus customers of AM Micro should expand MSAT's distribution to approximately 1.8 million television households during 1997. This increase in distribution is expected to result in increases in pricing for each individual advertisement.

  The Company designs its program schedule to appeal to and attract viewers in the 14 to 35 year old age group.

STRATEGY

  The Company's strategy is to improve the operating results and market share of MSAT. Specific elements of the Company's operating strategy include:

  . Utilize Viewer-Oriented Scheduling--make it easier for viewers to find the programs they prefer to watch by regular and consistent scheduling of programming

  . Promote Programs--advertise and promote its programming, both on MSAT and in other media, to increase ratings and viewer identification

  . Control Station Operating Costs--institute fundamental cost controls and operating efficiencies

  . Increase Advertising Sales--expand, motivate and train its sales force.

BROADCASTING FACILITIES

  The Company entered into a five year lease as of July 1, 1996 for approximately 12,000 square feet on four floors at 1118 Budapest, Kelenhegyi ut 39, Hungary at a rental of $144,000 per year plus a 25% VAT fee and maintenance fees. The Company is using the third floor for its executive offices, the second floor for sales and other offices, the first floor as a broadcast studio and offices for the production group, and the basement floor for archives, a dubbing studio and post production editing. The basement floor also houses the master control. Live broadcast signals are transmitted from the broadcast studio by uplink facilities to the Nethold in the Netherlands.

PROGRAMMING

  The Company's programming strategy is to broadcast cost-effective programs that are capable of achieving high rating thresholds and targeted to the 14 to 35 year old television viewer audience. In addition, the Company believes that its strategy of emphasizing programming in Hungarian will lead to an increase in market share among key demographic groups and improve the image of the station among advertisers and viewers.

  The Company's strategy in purchasing international programs for broadcasting in Hungary is to acquire programs that were successful on United States, United Kingdom or Australian prime time television. These programs are dubbed into Hungarian by the Company and include television series, serials and soap operas. Movies previously dubbed into Hungarian are also acquired. Popular international programs currently broadcast by the Company include Beauty and the Beast, Pacific Blue, LA Law, Murder One, Pacific Drive, Homicide, and The Benny Hill Show. The Company also produces or plans to produce variety shows, magazine format shows, talk shows and game shows.

  The Company is currently the only television station in Hungary that broadcasts a significant number of western style series in the Hungarian language.

  MSAT programming from 12:00 a.m. to 5:00 p.m. consists principally of computerized music clips of Western and Hungarian recording artists plus generally a movie in the afternoon. From 5:00 p.m. to 7:30 p.m., MSAT broadcasts primarily music clips to its viewers who receive the Company's signal via satellite. From 7:30 p.m. to 12:00 a.m., the programming features acquired programming dubbed into Hungarian, locally produced shows and movies dubbed into Hungarian. The key target audience of MSAT is the 14 to 35 age group. Of the 168 hours of programming broadcast by the Company, approximately 90 hours (54%) is Hungarian production.

  The Company receives video music clips directly from recording companies such as Sony or EMI, or music publishing companies without charge to the Company. If and when the Company broadcasts a composition, the Company pays a royalty on the use of the composition to the Hungarian Association of Record Producers ("HARP"). In the case of its own productions, the Company's staff selects the program and oversees the production. The Company believes its production programming staff of 25 persons together with approximately 62 professionals employed on an as needed basis is adequate to produce its programming. The Company acquires rights to international sitcoms and other series for a limited number of showings together with video-tapes and scripts of the shows. The Company dubs the video-tapes into the Hungarian language. The Company believes its part-time staff of 21 persons is adequate for this activity.

  From time to time, MSAT broadcasts a special sporting or cultural event and replaces the regularly scheduled program with this event.

  The Company is continually working on new ideas for programming and intends to change its schedule from time to time to increase "audience flow," which involves consecutively scheduling programs with similar audience demographics so as to retain as many viewers as possible from one program to the next. These scheduling practices are used widely in the United States and help build viewer loyalty and overall market share. The Company also advertises and promotes its programming on MSAT.

  The Company has not and does not expect to conduct, or to expend any funds on, research or development activities.

ADVERTISING SALES

  Advertising sales to national, international and local advertisers is the principal source of revenue for the Company. The Company has been able to implement a number of sales practices that have been effectively used in the United States market and in other more developed television broadcasting markets. First, the Company has cooperated with other broadcasters to implement accurate, independent rating surveys in each of its markets. Second, the Company's sales efforts focus on educating the media buying market on how to use television as an effective advertising medium.

  In Hungary, AGB-Hungaria Meter System began providing ratings information since 1993 on a national basis and has been providing rating information for certain local areas including Budapest since 1996. The Company believes that accurate ratings information accelerates the development of commercial television markets because advertisers with more accurate ratings information are more willing to allocate a greater percentage of their advertising budget to television advertising.

  The Company employs an experienced advertising sales force under the direction of a sales manager. The Company's executive vice president of sales and marketing, Mr. Imre Kovats, supervises the sales force in each market.

COMPETITION

  MSAT competes with MTV1 and MTV2, both government owned and operated national television terrestrial stations, and with DUNA-TV, a government owned and operated national television satellite station for audience and for programming and advertising. The Company estimates that the three state-owned stations received 95% of advertising revenues during the last year. The Company also competes with TV3, a privately owned commercial station with an AM-Micro license similar to that of the Company, and revenues similar to the Company's. Its only other competitors are other localized stations in Budapest, including NAP TV, that broadcast to parts of the Budapest area sporadically and have insignificant audiences. The Company competes with other stations primarily by being the only station operating on a 24 hour per day basis and broadcasting western style programs in the Hungarian language.

  The Hungarian Parliament enacted a Media Law on December 21, 1995 which provided for the privatization through a tender process of one of the two state owned TV channels (MTV 2) and the sale of a currently dormant frequency. If it were to occur, such privatization could increase competition.

  Competition for viewers also comes from foreign stations transmitting through cable and satellite TV. These stations broadcast in either English, German or French. Currently, none broadcast in Hungarian. The Company does not consider such stations to be significant competitors.

  MSAT also competes for revenues with other media, such as newspapers, radio magazines, outdoor advertising, telephone directory advertising, and direct mail.

REGULATION

  The Company is required to be licensed to broadcast over-the-air in Hungary, and it is licensed to do so. Its satellite transmission is not subject to being licensed in Hungary since such transmission is conducted from a foreign country.

  Under the Media Act which was enacted in December 1995, the Company is required to comply with a number of restrictions on programming and advertising. The Company believes that it is currently complying with all the restrictions provided for in the Act and that none of the restrictions has a material adverse effect on its operations. These restrictions include that 30% of broadcast time must be programming of Hungarian origin, which includes the news, events, talk shows, and sports. If Hungary becomes a member of the European Union, the Company will be subject to additional program content regulation. The Company currently devotes approximately 54% of its broadcasting time to programming of Hungarian origin. The Media Act also provides rules and regulations pertaining to renewing or extending licenses.

  There is no specific environmental regulation in Hungary to which the Company is subject, and the Company has not expended and does not expect to expend any funds on environmental compliance costs.

EMPLOYEES

  As of December 31, 1996, the Company had three executive officers and a central staff of 33 full-time employees, consisting of 25 in production and in programming, four in sales and four in finance and administration. None of the Company's employees are covered by a collective bargaining agreement. The Company also employs from time to time, on an as-needed basis, additional temporary personnel drawn from a pool of approximately 62 production professionals, such as directors, camera or lighting operators, and engineers and 21 dubbing and voice over professionals. The Company believes that its relations with its employees are good.

LEGAL PROCEEDINGS

  The Company filed a Registration Statement with the Securities and Exchange Commission in 1995 for an initial public offering of 1,000,000 of its shares of Common Stock at $7 per share, which Registration Statement became effective at 5:30 p.m. on Friday, November 17, 1995. On Monday, November 20, 1995, the Company entered into a firm commitment underwriting agreement with Coleman and Company, Inc. ("Coleman") for sale of 1,000,000 of its shares at $7 per share. Starr Securities Inc. ("Starr") was named as a co-underwriter in the Registration Statement and in the underwriting agreement. Trading of the shares on NASDAQ commenced soon thereafter with a closing scheduled for November 27, 1995. At the closing, Coleman advised the Company that it did not have the funds to close, that it was unilaterally rescinding the contract, and that it would request NASDAQ to cancel all trades made since November 20, 1995.

  On January 3, 1996, the Company commenced an action against Coleman and Starr in the United States District Court of the Southern District of New York for breach of contract demanding judgment of the full contract price of the public offering together with such other compensatory and consequential damages in an amount to be determined at trial.

  On January 19, 1996, Starr commenced an action in the Supreme Court of New York against the Company and its former Chairman of the Board, Robert Genova, for libel and defamation of Starr's character, and for threatening to continue to defame Starr's character by stating that Starr "walked away" from the initial public offering deal and breached its contract with the Company unless Starr made a bridge loan to or a private placement for the Company. The Complaint further alleged that when Starr did not accede to the Company's demands, the Company continued to vilify Starr in the financial community by stating that Starr breached its contract with the Company and by commencing an action in the U.S. District Court of the Southern District of New York on January 3, 1996, falsely accusing Starr of breach of contract. Starr further included a cause of action on the same facts for prima facie tort. The Company had this action removed to the U.S. District Court, Southern District of New York. Starr moved to remand both actions to the New York Supreme Court on the ground of lack of diversity of citizenship, which motion was granted. The Company then recommenced its action in the New York Supreme Court and consolidated its action with the Starr proceeding. The Company believes its action has merit and that it has valid defenses to the action brought by Starr.

INVESTMENT CONSIDERATIONS--POLITICAL, ECONOMIC AND OTHER FACTORS REGARDING
HUNGARY

  Investment in the Company involves certain special investment considerations not usually associated with investing in securities of U.S. companies, including risks related to (a) greater social, economic and political uncertainty; (b) certain restrictions on foreign investment and repatriation of capital; (c) exchange control regulations; (d) currency exchange rate fluctuations, which may increase the costs associated with conversion of investment principal and income from one currency to another; (e) higher rates of inflation; and (f) greater governmental involvement in the economy.

  The value of the Company's assets may be adversely affected by political, economic and social factors, changes in the law or regulations of Hungary, and the status of political and economic foreign relations of Hungary. Developments in the region may also affect the value of the Company's assets. In addition, the economy of Hungary may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Actions of the government of Hungary in the future may affect the local economy, which may affect private sector companies, market conditions and general economic stability.

  Until 1988, the economy of Hungary was tightly controlled by Communist governments and composed almost exclusively of state-owned enterprises. Accordingly, this country faces many challenges arising from decades of Communist rule. Although Hungary has initiated a number of market-oriented reforms, there can be no assurance that these reforms will persist. Hungary lacks a recent history of operating in a market-oriented system.

 Geography

  Hungary is located in the Danubian Basin in East Central Europe. In terms of square kilometers, Hungary ranks 18th amongst the European countries, with a territory of about 93,033 square km (36,296 square miles, about the size of the state of Indiana). According to the latest population census of January 1995, Hungary has a population of 10.4 million. Currently, about 3.2 million people are living in Budapest and environs, the capital of Hungary. Budapest is the administrative, cultural, industrial, commercial and economic center of the country. No other urban area in Hungary has over 220,000 people.

 Political and Economic Environment

  The nobility, landowners and middle class were virtually wiped out during World War II, leaving the industrial proletariat and peasants to run the government. Hungary was physically occupied by Soviet military forces after World War II. A coalition government took over consisting of four political parties besides the Communists. The government enacted a new electoral law and in 1948 the Communists declared themselves victorious. In 1956, an uprising against the communist system was crushed with the aid of Russian troops. The Soviet Union installed Janos Kadar in 1956 as head of the "revolutionary workers-peasant" government and Kadar remained in control until 1988. In 1956 Khrushchev was the leader in Russia. Kadar eased the Communist dictatorship, allowing more personal freedom and travel to the West, and introduced limited market economy including the production of consumer goods and block houses.

  In order to improve communication with the populace, the state commenced building a trunk network of television transmitter stations in 1956. Since the opening of the Budapest transmitter station in 1957, 17 transmitter stations were built with 19 main transmitters in operation. The state subsidized the sale of television sets and made it easy for households to purchase them so that the households could watch the two state owned stations--MTV1 and MTV2, which broadcast very few programs that were of interest to the general population and fewer that were of interest to the 14 to 35 year old age group. The State also started to experiment with satellite broadcasting transmission and commenced building an AM-microwave network in the 1970s and encouraged and subsidized cities and towns to build local cable systems throughout Hungary so that they could receive programs broadcast over AM microwave frequencies and by satellite transmission. As a result, most of the Hungarian cities and towns currently have operating cable systems.

  Beginning in 1968, Kadar introduced a series of economic reforms known collectively as the New Economic Mechanism aimed at easing restrictions on private enterprise and reducing the role of central planning in the economy, and trying to combine a market economy with the Socialist system. Chief among these changes were reforms to the banking system and the Companies Act, which allowed for non-state ownership of business organizations, liberalized prices and wages, substantially reduced government subsidies, and provided for a more advanced Western style legal system. Occupying Russian forces started departing from Hungary in 1988, with the last units departing Hungary in July 1991. Kadar was dismissed as leader by the governing Communist party in 1988. In 1989, the governing party amended the Hungarian Constitution so as to provide for free elections every four years and separating powers among executive, legislative and judiciary branches.

  In the elections of March and April 1990, the Hungarian Democratic Forum emerged as the strongest parliamentary party. Prime Minister Jozsef Antall formed a coalition government with two smaller conservative parties, the Independent Smallholders Party and the Christian Democrats. The Communist Party consequently lost control of the government. In the elections of 1994, a Socialist Party was the strongest parliamentary party and formed a coalition with the Free Democrats to form a government.

  Current economic policy identifies a number of key steps to establish the institutional framework for a market economy by 1998. Its main goals include reduction of the inflation rate, privatization of state owned enterprises, currency convertibility and integration into Western trade flows. The government is actively inviting tenders for the privatization of public utilities, the energy sector, and TV broadcasting. In connection with this privatization program, the government is seeking to attract foreign capital investments.

 Foreign Relations

  Hungary joined the United Nations in 1955 and became a member of the International Monetary Fund and the World Bank in 1982. In 1985, Hungary joined the International Finance Corporation, an affiliate of the World Bank and the International Development Association. Hungary is also a signatory to the General Agreement on Tariffs and Trade ("GATT").

  Hungary's association with the Council of Mutual Economic Aid ("COMECON") and the Warsaw Pact ended when both these organizations were disbanded in 1991. An Association Agreement between the EC and Hungary was signed on December 16, 1991. Under the Agreement, all customs duties, quantitative restrictions and other trade barriers in areas other than agriculture will be eliminated by both sides by December 1, 2000. The EC lifted some customs duties immediately and the rest will be removed over the next nine years. Hungary was given a three year grace period and began reducing customs duties and quantitative restrictions in 1994.

  The Hungarian government has undertaken measures to replace communist alliances with alliances with Western European countries and the United States. Hungary is a member of the Council of Europe, and has been an Associate Member of the European Union since February 1994. The government applied for full membership of the European Union in April 1994. Hungary is a member of the United Nations, International Monetary Fund, the World Bank, the International Finance Corporation and the European Bank for Reconstruction and Development. It also takes part in NATO's Partnership for Peace initiative, and the government has expressed its desire to eventually join NATO.

FOREIGN INVESTMENT, FOREIGN EXCHANGE AND INFLATION IN HUNGARY

 Foreign Investment

  Act XXIV of 1988 on the Investments of Foreigners in Hungary (the "Foreign Investment Act"), effective January 1, 1989, provided for significant tax benefits to foreigners investing in Hungarian companies. These benefits have since been reduced by an amendment to the Foreign Investment Act which went into effect on January 1, 1991. Generally, the profits of Hungarian companies are subject to tax at the rate of 40 percent of their profits.

  The Foreign Investment Act provides for the benefit of foreign investors:

  --a state indemnity against any damage resulting from expropriation or nationalization of investments with compensation at "actual value" in the currency of investment;

  --for direct investment in Hungarian business organizations, whether new or existing; and

  --for free repatriation in the currency of investment of any dividends, share of profits and share of capital from the sale or winding-up of any investment without restrictions or limitations on the amount of Forints that a company can convert or on the amount of currency that can be removed from Hungary.

 Foreign Exchange and Revaluation

  The Hungarian Forint is a convertible currency in Hungary, but not internationally at this time. Its exchange rate is set by the National Bank of Hungary against a basket of convertible currencies. Any devaluation exceeding 5% requires government approval. The National Bank of Hungary has announced that its policy in the future will be to adjust the Forint on a continual floating basis, thereby avoiding large devaluations. As of the date of this prospectus, the exchange rate of the Forint is based on a ratio consisting of 70% European Currency Units ("ECU") and 30% United States Dollars. The Hungarian Forint has been devalued against the U.S. Dollar in 1993, 1994, 1995 and 1996, by 14.2%, 15.9%, 20.7% and 18.0%, respectively. In March 1995, an immediate 9.0% devaluation of the Hungarian Forint was announced together with a new policy of daily or "crawling peg" devaluation. This involved daily devaluations amounting to approximately 1.9% monthly in the second quarter of 1995 and 1.3% monthly during the second half of 1995, and 1.2% monthly during 1996. The amount of monthly devaluation is presently expected to be decrease further, subject to Hungary's economic and financial condition. The exchange rate for the Hungarian Forint, as set by the National Bank of Hungary, declined from approximately 100.70 Forints per U.S. Dollar at December 31, 1993 to 164.93 Forints per U.S. Dollar at December 31, 1996.

 Inflation

  The Hungarian economy is characterized by high inflation as measured by the consumer price index (23% in 1993, 19% in 1994, 30% in 1995 and 23% in 1996)
and slow or negative growth in gross domestic product. Prices have been rising rapidly in recent years mainly because of reduction or removal of subsidies and price controls, not because of expansionist monetary policies. The Company believes that, as the removal of price controls and subsidy programs is completed, the inflation rate may decline in the future. If the inflation rate exceeds the rate of increase in advertising rates, the Company's operating results could be adversely affected.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

  The directors and executive officers of the Company are:

   NAME                     AGE POSITION
   ----                     --- --------
   Peter E. Klenner........  38 President, Chief Executive Officer, and Director
   Imre M. Kovats..........  40 Executive Vice President and Director
   Frank R. Cohen..........  75 Secretary and Treasurer, Director
   Justin Bodle............  35 Director
   James H. Season.........  52 Chief Financial Officer

  Peter E. Klenner, a German national, has served as President, Chief Financial Officer and a director of the Company since its inception in 1994. Mr. Klenner has also served as President, Chief Executive Officer and a director of Hungarian Teleconstruct Corp. ("Teleconstruct"), a publicly traded construction corporation from 1993 to October 1996. In February 1992, Mr. Klenner founded Hungarian Telephone and Cable Corp. ("HTCC"), an owner of local telephone exchanges, and served as President, Chief Executive Officer, and Chief Financial Officer from February 1992 until May 1995, when he resigned in order to devote his time to the Broadcasting Company. From June 1991 to May 1992 he served as Chairman of the Board of Montavid Engineering AG, a Budapest based building and engineering firm. Mr. Klenner attended the University of Munich. Mr. Klenner devotes 90% of his time to the affairs of the Company, with the balance of his time devoted to private investment.

  Imre M. Kovats, of Austro-Hungarian nationality, has been Executive Vice President of the Company since March 1995 and a director since August 1995. In 1990, he founded the Saatchi & Saatchi Group Hungary and was Group Chairman until 1994. The Saatchi & Saatchi Group Hungary engaged in the business of buying time from broadcasting companies for their clients and in producing commercials for their clients for use in broadcasting stations. Mr. Kovats graduated from the University of Translators and Interpreters at Vienna and attended the University of Law of Vienna. Mr. Kovats devotes his full time to the affairs of the Company.

  Frank R. Cohen has served as Secretary, Treasurer, and director since the Company's inception in 1994. He has been practicing law in the City of New York since 1946. Since 1985 he has been a member of the law firm of Cohen & Cohen, counsel to the Company. He also serves as Secretary-Treasurer and a director of Teleconstruct. Mr. Cohen is a graduate of Columbia University Law School. Mr. Cohen devotes such time to the affairs of the Company as he deems necessary to perform his duties, presently estimated at 50% of his time.

  Justin Bodle, has been a director since June 1996. Since 1992, he has been managing director and owner of Power Television Limited, which specializes in distributing and licensing television programs. Power Television is the largest syndication company serving Central Europe. From 1989 to 1992, he was Managing Director and Board Member of Carat Entertainment, the largest media buying company in Europe. Prior to 1989, he was Sales Director for all of Jim Henson international productions. Mr. Bodle is a graduate of Eton and Sandhurst. Mr. Bodle devotes such time to the affairs of the Company as he deems necessary to perform his duties.

  James H. Season was appointed Chief Financial Officer in August 1996. Mr. Season was managing director of RHL Management Group, Inc. from 1990 to August, 1996, which was engaged in financial consulting. From 1986 to 1990, Mr. Season was a Group Vice President and Chief Investment Officer of Golodetz Trading Corporation, an international trading firm. Prior to 1986, Mr. Season was a Managing Director of Chase Investment Bank, a subsidiary of Chase Manhattan Bank, N.A. He also serves as a director of Hungarian Telephone and Cable Corp. Mr. Season holds a J.D. degree from the University of Virginia and an M.B.A. from the University of Michigan. Mr. Season devotes his full time to the affairs of the Company.

  Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. Officers do not receive any compensation for serving as directors.

REMUNERATION

  Prior to January 1996, no officer or director received any compensation from the Company, and no officer received compensation of $100,000 or more during the last fiscal year.

  The following table sets forth the compensation earned by or paid to the President of the Company for the fiscal years ending June 30, 1996 and 1995:

                                    Summary

                             Annual Compensation
                             -------------------
                                                             Long Term
        Name and                                        Compensation Awards
   Principal Position     Year   Salary    Bonus   Securities Underlying Options
   ------------------     ----   ------    -----   -----------------------------
Peter E. Klenner,
President                 1996   $60,000    -0-              50,000(1)
                          1995     -0-      -0-                 -0-

--------
(1) 50,000 shares of Common Stock underlying stock options.

  In July 1995, the Company entered into a five year employment agreement with Peter E. Klenner effective January 1, 1996 providing for a monthly salary of $10,000. He is entitled to receive reimbursement of ordinary and necessary business expenses. In July 1995, the Company also entered into a two year employment agreement with Imre M. Kovats effective January 1, 1996 providing for a monthly salary of $10,000. He also is entitled to receive reimbursement of ordinary and necessary business expenses.

  In June 1996, the Company retained Justin Bodle as a consultant to supervise programming and station management for the Company at a fee of 1,000 shares of Common Stock per month for a two year period beginning in such month. The Company also had agreed to grant to Mr. Bodle options for 50,000 shares of Common Stock exercisable for a two year period commencing June 15, 1996 at an exercise price of $6.00 per share, of which the grant of options for 25,000 shares was contingent upon the Company having had a profitable quarter prior to March 31, 1997 and the grant of options for the additional 25,000 shares is contingent upon the Company having a profitable quarter prior to December 31, 1997.

  In August 1996, the Company retained James H. Season as its Chief Financial Officer at a fee of $6,500 per month through November 1996 and thereafter at a fee of $8,000 per month on a month to month basis plus living expenses.

  Mr. Cohen receives no compensation as a director or officer of the Company. He is a member of Cohen & Cohen which receives an annual fee of $100,000 for its services as counsel for the Company.

LIMITATION OF LIABILITY FOR DIRECTORS

  The Company's Certificate of Incorporation provides that its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders as a director except in the case of (i) any breach of a director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of dividends or approvals of stock repurchases or redemptions that are unlawful under Delaware law, or (iv) any transactions from which the directors derived an improper personal benefit. Currently under Delaware law, such provisions do not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of relief will remain available under Delaware law. This provision does not affect a director's responsibilities under federal securities laws. Pursuant to the Company's Certificate of Incorporation, current and former directors and officers are indemnified to the maximum extent permitted, from time to time, by the Delaware General Corporation Law.

  In addition, the By-laws of the Company provide that the Company shall indemnify any and all of its directors and officers or former directors and officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or a director or officer of the Company, or such other corporation, except, in relation to matters as to which any such director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct, in the performance of duty.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

STOCK OPTION PLAN

  In 1994 the Company adopted a Stock Option Plan (the "Plan"). An aggregate of 350,000 shares of Common Stock are authorized for issuance under the Plan. The Plan provides that incentive and non-qualified options may be granted to officers, employees, directors and consultants to the Company for the purpose of providing an incentive to those persons to work for the Company. The Plan is administered by the Board of Directors. The Board of Directors determines, among other things, the persons to whom stock options are granted, the number of shares subject to each option, the date or dates upon which each option may be exercised and the exercise price per share.

  Options granted under the Plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the optionee's termination of employment or consulting arrangement with the Company, except that under certain circumstances an optionee may exercise an option within the three-month period after such termination of employment. An optionee may not transfer any options except that an option may be exercised by the personal representative of a deceased optionee within the three-month period following the optionee's death. Incentive options granted to any employee who owns more than 10% of the Company's outstanding Common Stock immediately before the grant must have an exercise price of not less than 110% of the fair market value of all underlying stock on the date of the grant and the exercise term may not exceed five years. The aggregate fair market value of Common Stock (determined at the date of grant) for which any employee may exercise incentive options in any calendar year may not exceed $100,000. In addition, the Company will not grant a non-qualified option with an exercise price less than 85% of the fair market value of the underlying Common Stock on the date of the grant. Options to purchase an aggregate of 295,000 shares of Common Stock have been granted and are outstanding under the Plan, including options to purchase 145,000, 30,000, 40,000 and 10,000 shares granted to Messrs. Klenner, Kovats, Bodle and Cohen, respectively. The options granted to Messrs. Klenner and Cohen, exercisable currently at $5 per share and the other options at prices between $5 and $6 per share are exercisable currently.

  The Company also granted an option to Mr. Robert Genova, former Chairman of the Board, for 40,000 shares of Common Stock, which option expired upon his leaving the Company.

  The following table sets forth information regarding options granted to the President of the Company during the fiscal year ended June 30, 1996:

                       Option Grants in Last Fiscal Year
                               Individual Grants

               Number of        % of Total
              Securities      Options Granted
              Underlying      to Employees in  Exercise or Base     Expiration
  Name      Options Granted     Fiscal Year     Price per Share        Date
  ----     ----------------  ----------------  ----------------  ----------------
Peter E.
Klenner                                                            December 20,
President       50,000              50%              $5.00             2000

  The following table sets forth information regarding exercised options and the value of unexercised options held by the President of the Company as of June 30, 1996:

               Aggregated Options Exercised in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                             Number of
                                            Securities
                                            Underlying             Value of
                                            Unexercised         Unexercised In-
                                         Options at Fiscal     the-Money Options
                     Shares Acquired         Year-End           at Fiscal Year-
      Name             on Exercise       Unexercisable(1)      End Unexercisable
      ----          ----------------     ----------------      ----------------
Peter E. Klenner           -0-                  -0-                $162,500

--------
(1)Not exercisable until December 20, 1996

  The Company has no pension or profit sharing plan or other contingent forms of remuneration. The Company has not obtained and does not intend to obtain any key-man life insurance covering the life of Mr. Klenner or any of its other officers.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth information with respect to the beneficial ownership of the Common Stock as of September 30, 1996, and as adjusted to reflect the sale of the Units offered hereby (assuming no exercise of the Underwriter's over-allotment option and the Preferred Shares included in the Units had been immediately and fully converted as of the date of this offering) by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; and (iii) all directors and officers as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

                                SHARES BENEFICIALLY    SHARES BENEFICIALLY
                                      OWNED                   OWNED
NAME AND ADDRESS                 PRIOR TO OFFERING        AFTER OFFERING
----------------               ----------------------- ----------------------
                                 NUMBER     PERCENT      NUMBER     PERCENT
                               ----------- ----------- ----------- ----------
Peter E. Klenner(1)(2)........     535,000      16.55%     535,000      13.43%
Szamado u. 19
Budapest, Hungary
Hungarian Teleconstruct
 Corp.........................     250,000       7.75%     250,000       6.28%
Szamado u. 19
Budapest, Hungary
Frank R. Cohen(1)(2)..........      40,000       1.24%      40,000       1.02%
445 Park Avenue
New York, NY 10022
Imre Kovats(2)................      35,000       1.07%      35,000       0.84%
Szamado u. 19
Budapest, Hungary
Justin Bodle(2)...............      40,000       1.24%      40,000       1.02%
Szamado u. 19
Budapest, Hungary
All officers and directors as
 a group (5 persons)..........     650,000      20.10%     650,000      16.31%

--------
(1) Messrs. Klenner and Cohen may be deemed to be the "promoters" or "parents" of the Company, as those terms are defined in the rules and regulations as adopted under the Securities Act of 1933, as amended.
(2) Messrs. Klenner, Cohen, Kovats and Bodle hold options for 145,000 shares, 10,000 shares, 30,000 shares and 40,000 shares, respectively. Such options are presently exercisable and accordingly such shares are included in this table.

                             CERTAIN TRANSACTIONS

  On September 14, 1994, the Company sold 480,000 shares to Peter E. Klenner, president of the Company for $4,800 ($.01 per share); 320,000 shares to Robert Genova, formerly Chairman of the Board for $3,200 ($.01 per share); and 50,000 shares to Frank R. Cohen, Secretary, Treasurer, Director and Counsel to the Company for $500 ($.01 per share) for an aggregate of $8,500.

  In December 1994 and March 1995, the Company borrowed $800,000 from Hungarian Teleconstruct Corp. ("HTEL"), at 6% per annum interest. Fifty percent of the loan was repaid in January 1996. As an additional consideration, the Company issued 100,000 shares of its Common Stock to HTEL and granted HTEL an option to purchase 150,000 additional shares of Common Stock at $3 per share. HTEL exercised its option to purchase 150,000 additional shares in March 1995. Messrs. Klenner and Cohen, officers and directors of the Company, own approximately 17.2% and 2.3%, respectively, of the outstanding shares of the Common Stock (including shares subject to exercisable options) of HTEL.

  In connection with the July 1995 private placement in which the Company sold 182,500 shares at $3 per share, Peter E. Klenner purchased 30,000 shares on the same terms as the other investors.

  In December 1995, Messrs. Klenner, Genova and Cohen contributed 100,000 shares, 100,000 shares, and 20,000 shares, respectively to the Company without cost to the Company for cancellation as a condition to the Underwriter agreeing to underwrite the offering.

  The Company granted options under its Stock Option Plan to Messrs. Klenner, Genova and Cohen for 50,000 shares, 40,000 shares and 10,000 shares, respectively as of December 20, 1995, exercisable at $5.00 per share until December 20, 2000. Mr. Genova's options lapsed after he resigned from the Company.

  In September 1996, the Company sold 100,000 shares of Preferred Stock for $450,000 in a private offering. (See "Selling Securityholders."). Subsequently, the Company agreed to issue (for no additional consideration) 100,000 Common Stock Purchase Warrants to the purchasers in such offering on the basis of one warrant for each share of Preferred Stock purchased in order to permit the purchasers to own and offer Units identical to those being offered by the Company in the subject offering.

  In connection with such private offering, the Company paid to J.W. Barclay & Co., Inc., the Underwriter of the subject offering, a private placement fee of $45,000.

  The Company maintains a policy of not entering into any transaction with any officer, director, principal stockholder or affiliate of the Company, unless such transaction is approved by a resolution of at least a majority of the independent members of the Board of Directors of the Company. Any transaction with an affiliate will be on terms no less favorable to the Company than could be obtained from an independent third party. The Company believes that all previous transactions with affiliates were on terms no less favorable to the Company than could be obtained from an independent party.

  In February 1996, the Company licensed, for $750,000, the exclusive rights to programming for MSAT for the period April through December 1996 from Power Television Limited ("Power TV"), a company owned by Justin Bodle, one of the Company's directors. The programming included rights to the TV series "Beauty and the Beast," "Sirens," "Pacific Blue," "Benny Hill Shows" and others. In July 1996, the Company agreed to license for $1,378,000 the exclusive rights to programming for the period October 1, 1996 through December 31, 1997 from Power TV. The programming included rights to such series as "LA Law," "Murder One," "Cops" and "Homicide."

  In October 1996, in order to provide working capital to the Company pending the completion of this offering, Mr. Klenner loaned the Company $200,000 at bank interest rates and Mr. Bodle deferred payments for the programming. In consideration of the foregoing, Messrs. Klenner and Bodle were granted options to purchase 95,000 and 40,000 shares, respectively, from the Company's 1994 Stock Option Plan exercisable at $5 per share, which was the closing price of the shares of Common Stock on the date of grant.

  In addition to the $200,000 loan made in October, 1996, Mr. Klenner had previously made loans from time to time to the Company for general working capital purposes, which aggregated $145,000 at September 30, 1996. The Company and Mr. Klenner have agreed to offset the amount of $105,000 of such loans by a transfer from the Company to Mr. Klenner of the Company's equity interest in Studio II Kft. Studio II Kft is a Hungarian company controlled by Mr. Klenner which is engaged in movie production. The Company invested $105,000 in Studio II in March 1996, and subsequently, the Board of Directors decided to discontinue such investment. The balance of such loans, $40,000, is to be repaid to Mr. Klenner without interest from the Company's general revenues and will not be repaid from the proceeds of the offering.

  In December 1996, the Company borrowed $850,000 from the following persons pursuant to promissory notes payable upon the earlier of one year from the date of issuance or the closing of any public offering of securities by this Company with interest at the rate of 18% per annum: Matthew Langdon ($400,000); Dennis J. Giunta ($250,000); John A. Bruno ($100,000); and Michael
J. Wills ($100,000). Messrs. Bruno and Wills are officers and principals of the Underwriter and Mr. Langdon is one of Selling Securityholders. Such notes are to be repaid from the proceeds of the subject offering. Such notes were secured by a pledge of 370,000 shares of Common Stock of the Company owned by Peter Klenner and 30,000 shares, owned by Frank R. Cohen.

  The Company has entered into a two-year agreement ending on December 31, 1997 retaining Cohen & Cohen to provide all SEC related legal services, except for services in connection with private placements or public offerings of securities for an annual fee of $100,000. Frank R. Cohen is a member of Cohen & Cohen.

  See "Management--Remuneration" regarding employment agreements with Peter E. Klenner and Imre M. Kovats, and the consulting agreement with Justin Bodle.

                            SELLING SECURITYHOLDERS

  Of the Units offered hereby, 100,000 Units are being sold by Selling Securityholders. The Company will not realize any proceeds from the sale of Units by the Selling Securityholders except for proceeds, if any, that may be realized in the event of the exercise of the Warrants included in the Units offered by them. All expenses of the registration of Units on behalf of Selling Securityholders are being borne by the Company except for the Selling Securityholders' proportionate share of the Underwriter's expense allowance. The shares included in such Units were acquired by the Selling Securityholders in a private offering by the Company in September 1996. (See "Certain Transactions").

  The name of each Selling Securityholder and the number of Units currently owned, the number being offered and the number to be owned upon completion of the offering, are as follows:

                                                          AMOUNT OF   PERCENTAGE OF
                            AMOUNT OF      AMOUNT OF     UNITS TO BE   UNITS TO BE
             NAME           UNITS OWNED UNITS BEING SOLD    OWNED         OWNED
             ----           ----------- ---------------- ------------ --------------
   Dean Rivera.............   10,000         10,000            0             0
   Patricia Weremeychik....   10,000         10,000            0             0
   Mark Lyons..............   10,000         10,000            0             0
   Joan Downey.............   20,000         20,000            0             0
   Louis Spadafora.........   10,000         10,000            0             0
   Matthew Langdon.........   20,000         20,000            0             0
   John Delgaizo...........   20,000         20,000            0             0

                           DESCRIPTION OF SECURITIES

  The Company's authorized capitalization consists of 15,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series. As of the date of this prospectus, the Company had 2,583,600 of Common Stock outstanding and 100,000 Preferred Shares outstanding. The following is a summary description of the Units, Common Stock, Common Stock Purchase Warrants and Preferred Shares. All securities are qualified in their entirety by reference to the Company's Certificate of Incorporation, as amended.

UNITS

  Each Unit offered hereby consists of one share of Series A Convertible Cumulative Redeemable Preferred Stock and one Common Stock Purchase Warrant. The components of the Units will not be separately transferable until October
   1997, or such earlier date after March   , 1997 as may be determined by the
Underwriter (the "Separation Date").

COMMON STOCK

  The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and, upon liquidation, are entitled to share pro rata in any distribution to stockholders after payments to creditors and after paying or providing for any liquidation preferences to the Preferred Stock. There are no conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock, and stockholders have no preemptive rights to acquire shares of Common Stock issued by the Company in the future. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

  The Common Stock is traded on the NASDAQ SmallCap Market under the symbol
HBCO.

PREFERRED STOCK

  The Preferred Stock may be issued in one or more series, to be determined and to bear such title or designation as may be fixed by resolution of the Board of Directors prior to the issuance of any shares thereof. Each series of Preferred Stock will have such voting powers, if any, preferences, and other rights as determined by the Board of Directors, with such qualifications, limitations or restrictions as may be stated in the resolutions of the Board of Directors adopted prior to the issuance of any shares of such series of Preferred Stock.

  The Preferred Shares being offered hereby are the first series of Preferred Stock designated by the Board of Directors. The Company may not, without the affirmative vote of the holders of at least a majority of the outstanding Preferred Shares offered hereby, amend, alter or repeal any of the provisions of the Certificate of Incorporation or the Certificate of Designation for the Preferred Shares, or authorize any reclassification of the Preferred Shares so as to adversely affect the preferences, special rights or privileges or voting power of the Preferred Shares or authorize or create any class of stock ranking prior to the Preferred Shares as to dividends or distribution of assets, or create or issue any shares of any series of the Company's authorized preferred stock ranking prior to the Preferred Shares as to dividends or distribution on liquidation. The Board has no present plans to issue any other series of Preferred Stock. However, purchasers of the Preferred Shares offered hereby should be aware that subject to the foregoing restrictions, the holders of any series of the Preferred Stock which may be issued in the future could have voting rights, rights to receive dividends or rights to distribution in liquidation superior to those of holders of the Preferred Shares or Common Stock, thereby adversely affecting rights of the holders of the Preferred Shares or Common Stock.

  Because the terms of each series of Preferred Stock may be fixed by the Company's Board of Directors without shareholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company, or to make the removal of the Company's management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Preferred Shares, the publicly held Warrants, and the Common Stock. Management of the Company is not aware of any such threatened transaction to obtain control of the Company.

SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK

  The Board of Directors has filed a Certificate of Designation designating 1,000,000 shares of Preferred Stock as "Series A Convertible Cumulative Preferred Stock" with the following rights, preferences and privileges:

  Conversion. Unless previously redeemed by the Company, the holders of the Preferred Shares are entitled beginning on the Separation Date, to convert each Preferred Share into two (2) shares of Common Stock subject to adjustment described below. In lieu of issuing fractional shares upon conversion, the Company may pay an equivalent amount in cash. No adjustment for dividends will be made on conversion of any Preferred Shares. Accordingly, accrued dividends will not be paid on a Preferred Share if it is converted between a dividend payment date and the next record date for dividend payments. If any holder surrenders a Preferred Share for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, notwithstanding such conversion, the dividend payable on such dividend date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted. In the case of Preferred Shares called for redemption, conversion rights will expire at the close of business on the redemption date.

  The conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of stock of the Company as a dividend or distribution on the Common Stock but not as dividends on the Preferred Shares; sub-divisions and combinations of Common Stock; certain reclassifications, consolidations, mergers and sales of property of the Company; the issuance to all holders of Common Stock of certain rights or warrants; and the distribution to all holders of Common Stock of evidence of indebtedness of the Company or of assets (excluding cash dividends or distributions from retained earnings). Except as stated above, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

  Dividends. Each Preferred Share is entitled to cumulative annual dividends of $1.20 payable on September 15 of each year commencing September 15, 1997. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Common Stock. The Company may, at its option, pay dividends in shares of Common Stock, in lieu of cash. Shares used for such purpose will be valued at the average closing bid price during the ten trading days ending on the tenth day before the dividend payment date, subject to certain conditions. For the foreseeable future, the Company expects to make dividend payments on the Preferred Shares in shares of Common Stock.

  Redemption. The Preferred Shares are redeemable after the Separation Date at the option of the Company, on not less than 30 days' written notice to registered holders at the redemption price of $12 per share plus accumulated dividends, provided the Company may not redeem the Preferred Shares unless the closing price of the Common Stock equals or exceeds $10 per share for at least 20 of the 30 consecutive trading days ending within five trading days prior to the date the redemption notice is mailed.

  Voting Rights. Preferred Shares are entitled to one vote per share voting together with the Common Stock as one class, except as otherwise provided by the Delaware General Corporation Law provided, however, that if dividends payable on the Preferred Shares shall have been unpaid for two dividend periods, the holders of the Preferred Shares, voting as a class, shall be entitled to elect two directors to the Board of Directors.

  Preference on Liquidation. Preferred Shares will be entitled to a preference on liquidation equal to $10 per share, plus accumulated unpaid dividends.

  No Sinking Fund. The Company is not required to provide for the retirement or redemption of the Preferred Shares through the operation of a sinking fund.

COMMON STOCK PURCHASE WARRANTS

  The Company has outstanding 1,703,900 Common Stock Purchase Warrants (the "Warrants"), and an additional 400,000 Warrants are being sold as part of the Units offered hereby. Each Warrant entitles the holder to purchase until December 20, 2000 one share of Common Stock at an exercise price of $6.00. The Warrants outstanding prior to the subject offering are subject to redemption by the Company at any time after April 20, 1997, and the Warrants offered hereby are subject to redemption at any time after the Separation Date, on 30 days notice at $.25 per Warrant provided that the closing sale price, or if none, the closing bid price of the Common Stock $8.50 per share on at least 20 days of the 30 trading days ending within 15 days of the date on which the notice of redemption is mailed. Holders of Warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption.

  The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations. No adjustment exists for the issuance of shares of Common Stock, among other circumstances, upon exercise of any of the Warrants or options granted under any stock option plan. The Company is not required to issue fractional shares. The holder of a Warrant does not possess any rights as a stockholder of the Company unless he exercises his Warrant and obtains Common Stock. The Warrants have been issued in registered form under a Warrant Agreement dated as of December 20, 1995 and amended by agreement dated as of January , 1997, between the Company and American Stock Transfer & Trust Company as Warrant Agent. The shares of Common Stock issued upon exercise of a Warrant, will be fully paid and non-assessable.

  A Warrant may be exercised upon the surrender of a duly completed warrant certificate on or prior to its expiration, accompanied by cash or certified bank check for the exercise price.

  The Warrants are traded on the NASDAQ SmallCap Market under the symbol
HBCOW.

UNDERWRITER'S WARRANTS

  In December 1995, the Company sold to J.W. Barclay & Co., Inc. (the underwriter in the Public Offering in December 1995 and underwriter in this offering) at a price of $.001 per Warrant 100,000 warrants (the "Underwriter's Stock Warrants") to purchase a like number of shares of Common Stock of the Company and 140,000 warrants (the "Underwriter's Warrants") to purchase a like number of Common Stock Purchase Warrants. The Underwriter's Stock Warrants are exercisable at a price of $8.25 per share and the Underwriter's Warrants are exercisable at a price of $0.225 per Common Stock Purchase Warrant for a period ending December 20, 2000. In connection with this offering, the Company has agreed to sell to the Underwriter, for a nominal consideration, 50,000 Unit Warrants to purchase a like number of Units at an exercise price of $16.50 per Unit. Any profit realized upon any resale of the Underwriter's Unit Warrants or securities underlying same may be deemed to be additional Underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriter's Unit Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's Unit Warrants and their underlying securities.

BRIDGE FINANCINGS

  From November 1994 to March 1995, the Company sold 53 Units (including 20 Units sold to Hungarian Teleconstruct), each Unit consisting of one $40,000 principal amount of 6% Promissory Notes and 5,000 shares of Common Stock at a price of $40,000 per Unit (the "November 1994 Private Placement") for an aggregate of $2,120,000. The net proceeds of such Private Placement was used for acquiring and financing the Company's Hungarian subsidiaries and for operational funds for the Company. A portion of the net proceeds from the Company's December 1995 initial public offering was used to repay one-half of the 6% Promissory Notes.

  In July 1995, the Company sold 182,500 shares of Common Stock at $3.00 per share in a private placement, and in August, 1995 it sold an additional 200,000 shares of Common Stock at a price of $3.00 per share in a further private placement.

  In September 1996, the Company sold 100,000 Units at $4.50 per Unit realizing proceeds of $354,500 net of issuance costs, which proceeds were used by the Company for working capital. The 100,000 Units are being registered for resale in this offering. (See, "Selling Securityholders")

CERTAIN TAX CONSIDERATIONS

  The following discussion sets forth what the Company believes are material federal income tax consequences, under current law, of a purchase of the Units which include Preferred Shares and Common Stock Purchase Warrants. However, the Company has not requested a ruling from the Internal Revenue Service or a formal tax opinion from its counsel. Prospective purchasers of the Units should consult their own tax advisors with respect to the consequences to them of the purchase and holding of such securities including the Preferred Shares and the applicability and effect of federal, state and other tax laws.

  The sale of a Unit or any of its components, will result in the recognition of gain or loss to the holder in an amount equal to the difference between the amount realized and his adjusted basis therein. Such a sale will result in capital gain or loss, provided the security is a capital asset in the hands of the holder. Such capital gain or capital loss will be long-term gain or loss if the Unit or component being sold has been held for more than one year at the time of such sale of exchange. Shares of Common Stock received on conversion of Preferred Shares will have the same tax basis and holding period as the Preferred Shares converted into such shares and will be accorded the same tax treatment on sale as the Preferred Shares.

  Dividends paid on the Preferred Shares will be includable in income, for federal income tax purposes, by the holders thereof. If the dividend is paid in Common Stock (rather than in cash) the amount of dividend so includible will be equal to the fair market value of the Common Stock on the date of payment (which is expected to be equal to the amount of cash that otherwise would have been paid as a dividend), and the amount so includible will become the holder's tax basis in the Common Stock. The holding period of any Common Stock paid as a dividend will commence on the date of payment.

  A holder of Units, Preferred Shares or Common Stock may be subject to backup withholding at the rate of 20% with respect to interest or dividends paid on the Preferred Shares or the Common Stock, respectively, and with respect to the gross proceeds of amounts paid to redeem the Preferred Shares if such proceeds are received by the holder's broker, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a current taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

  The Company will report to the holders of the Units, Preferred Shares and the Common Stock and to the Internal Revenue Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on the securities.

  The tax consequences referred to in the preceding paragraphs are based on the current provisions of the Internal Revenue Code of 1986, as amended, and the currently applicable regulations, in final and proposed form, promulgated thereunder. In addition to the foregoing, the Internal Revenue Code of 1986, as amended, provides that (i) for taxable years commencing in 1988 for individuals, and (ii) for taxable years commencing on or after

July 1, 1987 for corporations, gain from the sale of long term capital assets will be taxed at the same rates as ordinary income. There can be no assurance, however, that any such provisions may not change in the future, either retroactively or prospectively, resulting in changes in such tax consequences.

  There may, in addition, be other federal, state, local or foreign tax considerations applicable to the circumstances of a prospective investor.

  BECAUSE THE MATTERS DISCUSSED ABOVE ARE NOT, AS A MATTER OF FEDERAL INCOME TAX LAW, FREE FROM DOUBT, AND APPLICABLE PROPOSED REGULATIONS OF THE INTERNAL REVENUE SERVICE ARE SUBJECT TO VARYING INTERPRETATIONS, PURCHASERS OF THE SECURITIES OFFERED HEREBY ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THIS OFFERING, AS WELL AS WITH RESPECT TO OTHER FEDERAL, STATE AND LOCAL TAX CONSIDERATIONS WHICH MAY BE RELEVANT TO THEIR SITUATIONS.

REGISTRATION RIGHTS

  The Company has granted certain registration rights to the persons who purchased 265,000 shares of its Common Stock in its November 1994 Private Placement. These investors have the right to include their shares in any registration statement filed by the Company ("Piggy Back Registration Rights") unless, in the reasonable opinion of the managing underwriter of the offering so registered, such registration would adversely affect the plan of distribution contemplated.

TRANSFER AGENT

  The transfer agent for the Common Stock and for the Preferred Shares, and the Warrant Agent for the Warrants, is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

REPORTS TO SHAREHOLDERS

  The Company furnishes its shareholders with annual reports containing financial statements audited and reported upon by its independent accounting firm and other reports as it determines or is required by law.

APPLICATION FOR LISTING

  It is anticipated that after this offering, the Units will be quoted on NASDAQ SmallCap under the symbols "HBCOU." The Common Stock and the Warrants are currently being quoted on the NASDAQ SmallCap Market under the symbols "HBCO" and "HBCOW." No assurance can be given that a trading market for the Company's Units will develop or be sustained.

                        SHARES ELIGIBLE FOR FUTURE SALE

  The Company currently has 2,583,600 shares of Common Stock outstanding. Of these shares, 1,436,100 are freely tradeable and 1,147,500 not freely transferable as "restricted securities", as that term is defined under Rule 144 under the Securities Act of 1933 (the "Act") and may not be resold except in compliance with the registration requirements of the Securities Act or pursuant to Rule 144 or some other exemption from registration. See "Certain Transactions."

  In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated under the terms of Rule
144), who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. The private placement stockholders who acquired 182,500 shares in July 1995 (except for Mr. Klenner who acquired 30,000 shares), cannot sell or otherwise dispose of any of these shares under Rule 144 until July 1997 and the private placement stockholders who acquired 200,000 shares in August 1995, cannot sell or otherwise dispose of any of their shares under Rule 144 until August 1997. Current stockholders of the Company owning 765,000 shares, including all current and former directors and officers of the Company and affiliates, have agreed not to sell or otherwise dispose of any of their shares of Common Stock prior to two years from the date hereof without the prior written consent of the Underwriter, and 30,000 shares are subject to agreements not to sell or transfer prior to December 20, 1997 without such consent.

  The Company is unable to predict the effect that sales of the Company's securities made under Rule 144, pursuant to future registration statements or otherwise, may have on the then prevailing market price of securities of the Company, although it is likely that sales of a large number of shares would depress such market prices.

                                 UNDERWRITING

  J. W. Barclay & Co., Inc., the Underwriter, has agreed, subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement"), to purchase from the Company and the Selling Securityholders, and the Company and the Selling Securityholders have agreed to sell to the Underwriter, on a firm commitment basis, 500,000 Units, (each Unit consisting of one Preferred Share and one Common Stock Purchase Warrant.

  The Underwriter is committed to purchase all Units offered hereby, if any of such Units are purchased.

  The Underwriter has advised the Company that it proposes to offer the Units to the public at the offering prices set forth on the cover page of this Prospectus and that it may allow to certain dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD")
concessions, not in excess of $   per Unit of which $   may be reallowed to
certain other dealers. After the public offering, the public offering price, concession and reallowance to dealers may be changed by the Underwriter.

  The Company has granted the Underwriter an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 60,000 Units from it at the public offering prices less the underwriting discounts set forth on the cover page of this Prospectus. The Underwriter may exercise this option, solely to cover over-allotments in the sale of the Units offered hereby.

  The Company and the Selling Securityholders have agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of the Units sold by the Company and the Selling Securityholders in the offering.

  The Underwriting Agreement provides for reciprocal indemnification between the Company and the Selling Securityholders and the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

  The Underwriter acted as a placement agent for the September 1996 Bridge Financing for which it received selling commissions of $45,000 and a non-accountable expense allowance of $13,500. See "Description of Securities-- Bridge Financings."

  The Company has agreed to sell to the Underwriter or its designees, at a price of $.001 per warrant, a total of 50,000 warrants (the "Underwriter's Unit Warrants") to purchase a like number of Units of the Company. The Underwriter's Unit Warrants will be exercisable at a price equal to 165% of the initial offering price set forth on the cover page of this Prospectus for a period of five years, and will not be transferable for one year from the date hereof except to selected dealers and officers and partners of the Underwriter and selected dealers. Any profit realized upon any resale of the Underwriter's Unit Warrants or upon any sale of the securities underlying same may be deemed to be additional Underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriter's Unit Warrants and their underlying securities under the Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's Unit Warrants and their underlying securities.

  The Underwriter has informed the Company that it does not expect sales of the Units to be made to any discretionary accounts.

  The Company has agreed not to solicit exercise of the Warrants included in the Units being sold hereunder other than through the Underwriter and will pay the Underwriter a commission equal to ten percent of the gross proceeds received from the exercise of the Warrants, of which a portion may be reallowed to any dealer who solicited the exercise, provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price of the Warrants, (ii) the exercise of the Warrants was solicited by a member of the NASD, (iii) the Warrants exercised are not held in discretionary accounts, (iv) disclosure of the compensation arrangements has been made both at the time of the issuance of the Warrants and at the time of exercise, (v) the solicitation of the exercise of the Warrants is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934, (vi) the solicitation is not in violation of any other rule of the Securities and Exchange Commission or the NASD, and (vii) the Underwriter is designated in writing by the Warrantholder as having solicited the exercise of the Warrants. The Underwriter will not be entitled to such commission during the twelve-month period following the date hereof.

  In connection with the initial public offering, the Company entered into an agreement with the Underwriter pursuant to which it retained the Underwriter as its financial consultant until December 20, 1997 at an annual fee of $34,100. The Company has agreed, subject to the successful completion of the subject offering, to enter into a further agreement retaining the Underwriter as its financial consultant for a two-year period commencing December 20, 1997 at a fee of $46,750 per year, which fee will be payable in full at the closing of the subject offering.

  The Company entered into an agreement, dated December 20, 1995, with the Underwriter providing for the payment of compensation to the Underwriter in the event the Underwriter is responsible for a merger or other acquisition transaction to which the Company is a party or for venture capital or private placement financing. The Underwriter is to be paid a fee ranging from seven percent (7%) of the first $1,000,000 down to two and one-half percent (2.5%) of the excess, if any, over $9,000,000 of the consideration involved in any of the foregoing transactions consummated by the Company as to which the Underwriter introduced the other party to the Company. The Company has agreed to extend such agreement so that it shall expire five years from the date hereof.

  The Company has agreed that it will not, without the prior written consent of the Underwriter, during the two year period ending December 20, 1997 issue any shares of preferred stock, or for a period of five years from the date hereof sell any securities under Regulation S of the Securities Act of 1933 or authorize any options.

  The Company has granted the Underwriter the right, for a period of five years ending five years from the date hereof, to designate a person to attend meetings of the Board of Directors. Such person is entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company shall reimburse the designee of the Underwriter for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, the Underwriter has not designated any director.

  See "Certain Transactions" with respect to loans in the aggregate of $850,000 made to the Company by four individuals including two officers of the Underwriter.

                                 LEGAL MATTERS

  The validity of the Units (including the Preferred Shares and the Common Stock Purchase Warrants) offered hereby will be passed upon for the Company by Cohen & Cohen, 445 Park Avenue, New York, New York 10022. (Cohen & Cohen will rely upon Dr. Marianna Csabai of Budapest, Hungary, special Hungarian counsel for the Company, as to certain matters of Hungarian law). Frank R. Cohen, a partner in Cohen & Cohen, owns 30,000 shares of the Common Stock and holds options to purchase an additional 10,000 shares of Common Stock and is Treasurer, Secretary and a director of the Company. Certain legal matters in connection with this offering are being passed upon for the Underwriter by Henry C. Malon, Esq., 1 Battery Park Plaza, New York, NY 10004.

                                    EXPERTS

  The consolidated balance sheet as of June 30, 1996 and the consolidated statement of operations, stockholders' equity and cash flows for the year then ended appearing in this Prospectus have been included herein in reliance on the report, which includes an explanatory paragraph related to the Company's further public offering, of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The consolidated balance sheet as of June 30, 1995 and the consolidated statement of operations, stockholders' equity and cash flows for the period then ended appearing in this Registration Statement have been included herein in reliance on the report of Todman & Co., CPAs, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The discussion contained in the Prospectus under the headings "Business," and "Dividends" relating to Hungarian laws and conditions and the legal proceedings involving the broadcast licenses have been reviewed by the law firm of Dr. Marianna Csabai, of Budapest, Hungary, Hungarian special counsel to the Company.

                             CHANGE IN ACCOUNTANTS

  On April 11, 1996, the Board of Directors of the Company selected Coopers & Lybrand, as its new independent auditor. Todman & Co., CPAs, P.C. had served as the Company's independent auditor until that time. The Company made the change because Coopers & Lybrand has an auditing staff in the Republic of Hungary, while Todman & Co., CPAs, P.C. does not. The Company believes that such a local auditing presence in Hungary will serve the Company better during its anticipated growth period. The Board of Directors approved the decision to change public accountants based on the reasons stated above. The Board of Directors did not dismiss Todman & Co., CPAs, P.C., nor did Todman & Co., CPAs, P.C. resign or decline to serve if reappointed. None of Todman & Co., CPAs, P.C. reports on the financial statements for any year contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principle. There were no disagreements with Todman & Co., CPAs, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company at any time.

                          HUNGARIAN BROADCASTING CORP.

                              FINANCIAL STATEMENTS

                                     INDEX

Reports of Independent Accountants................................    F-2 - F-3
Consolidated balance sheets as of June 30, 1996, June 30, 1995,
 and September 30, 1996 (unaudited)...............................          F-4
Consolidated statements of operations for the year ended June 30,
 1996, and the period September 14, 1994 (date of inception)
 through June 30, 1995 and for the three months ended September
 30, 1996 (unaudited) and September 30, 1995 (unaudited)..........          F-5
Consolidated statements of stockholders' equity for the year ended
 June 30, 1996, and the period September 14, 1994 (date of
 inception) through June 30, 1995 and for the three months ended
 September 30, 1996 (unaudited)...................................          F-6
Consolidated statements of cash flows for the year ended June 30,
 1996, and the period September 14, 1994 (date of inception)
 through June 30, 1995 and for the three months ended September
 30, 1996 (unaudited) and September 30, 1995 (unaudited)..........          F-7
Notes to consolidated financial statements for the year ended June
 30, 1996.........................................................   F-8 - F-15
Notes to consolidated financial statements for three months ended
 September 30, 1996 (unaudited)...................................  F-16 - F-21

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of Hungarian Broadcasting Corp.

  We have audited the consolidated balance sheet of Hungarian Broadcasting Corp. and subsidiaries (the "Company") as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of June 30, 1995, were audited by other auditors whose report dated August 30, 1995 (and December 19, 1995, as to notes 5 and 12) included an explanatory paragraph that described two restatements.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hungarian Broadcasting Corp., as of June 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

  We draw to your attention, as described in Note 14, that the Company plans a further public offering to finance its continued development and operations.

                                          COOPERS & LYBRAND

Budapest, Hungary
September 19, 1996

                         INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Hungarian Broadcasting Corp.

  We have audited the accompanying consolidated balance sheet of the Hungarian Broadcasting Corp. (a development stage company) as of June 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the period September 14, 1994 (date of inception) through June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As explained in Note 5, the financial statements have been restated to reflect the revised amortization charges to operations of deferred financing costs and original issue discount resulting from a change in the terms of the Bridge Notes Payable. Under the new terms, 50% of the Notes will be paid from the proceeds of this public offering, and the balance is due on June 30, 1997.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Hungarian Broadcasting Corp. at June 30, 1995, and the consolidated results of its operations and its cash flows for the period September 14, 1994 (date of inception) through June 30, 1995, in conformity with generally accepted accounting principles.

                                          Todman & Co., CPAs, P.C.

New York, New York
August 30, 1995 (as to note 5 and 12
 the date is December 19, 1995)

                          HUNGARIAN BROADCASTING CORP.

                          CONSOLIDATED BALANCE SHEETS
                       AS OF JUNE 30, 1996, JUNE 30, 1995
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

                               (EXPRESSED IN US$)

                                                 JUNE 30
                                          -----------------------  SEPTEMBER 30
                                             1995        1996          1996
                                          ----------  -----------  ------------
                                                                   (UNAUDITED)
                                   ASSETS
Current Assets
  Cash and cash equivalents..............    295,006    1,462,379      569,867
  Accounts receivable, net of allowance
   for doubtful accounts of $0
   (June 30, 1995); $82,536 (June 30,
   1996); $89,057 (September 30, 1996)...     87,598      191,715      409,075
  VAT receivable.........................     83,429      123,175       82,842
  Deferred program costs, less
   accumulated amortization of $250,000
   (June 30, 1996); $500,000 (September
   30, 1996).............................        --       500,000      250,000
  Prepaid expenses and other current
   assets................................      5,000       42,383       75,907
                                          ----------  -----------  -----------
    Total Current Assets.................    471,033    2,319,652    1,387,691
  Investments............................        --           653          632
  Broadcasting and transportation
   equipment, less accumulated
   depreciation of $7,310 (June 30,
   1995); $14,067 (June 30, 1996);
   $21,247 (September 30, 1996)..........     58,562      136,296      346,808
  Broadcast license costs, less
   accumulated amortization of $35,453
   (June 30, 1995); $458,405 (June 30,
   1996); $564,163 (September 30, 1996)
   ......................................  2,115,061    1,692,109    1,586,351
  Other deferred financing and other
   expenses, less accumulated
   amortization of $46,655 (June 30,
   1995); $98,460 (June 30, 1996);
   $118,754 (September 30, 1996).........    146,079      103,341       65,396
                                          ----------  -----------  -----------
    Total Assets......................... $2,790,735  $ 4,252,051  $ 3,386,878
                                          ==========  ===========  ===========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of notes payable.......    959,156      975,412      996,559
  Accounts payable.......................    264,112      479,047      438,018
  Accrued expenses.......................     89,627      129,271      199,765
  Due to related parties.................    495,995      454,720      414,784
  Other..................................     47,424      231,307       29,447
                                          ----------  -----------  -----------
    Total Current Liabilities............  1,856,314    2,269,757    2,078,573
                                          ----------  -----------  -----------
Long-term Liabilities
  Notes payable, less current portion....    890,839          --           --
Minority Interest........................        --        40,326       34,462
                                          ----------  -----------  -----------
    Total Liabilities....................  2,747,153    2,310,083    2,113,035
                                          ----------  -----------  -----------
Commitments and Contingencies (Note 12);
 (Notes 10 and 11: September 30, 1996)
Stockholders' Equity
  Preferred stock, $.001 par value--
   shares authorized 5,000,000
   (June 30, 1995:0; June 30, 1996:
   5,000,000); issued and outstanding
   100,000 (June 30, 1995:0; June 30,
   1996:0)...............................        --           --           100
  Common stock, $.001 par value--shares
   authorized 15,000,000
   (June 30, 1995; 5,000,000; June 30,
   1996: 15,000,000); issued and
   outstanding 2,583,600 (June 30, 1995:
   1,265,000; June 30, 1996: 2,583,600)..      1,265        2,583        2,583
  Additional paid-in capital.............    862,545    6,789,029    7,143,429
  Accumulated deficit....................   (830,358)  (4,980,040)  (6,076,569)
  Currency translation adjustment........     10,130      130,396      204,300
                                          ----------  -----------  -----------
    Total Stockholders' Equity ..........     43,582    1,941,968    1,273,843
                                          ----------  -----------  -----------
  Total Liabilities and Stockholders'
   Equity................................ $2,790,735  $ 4,252,051  $ 3,386,878
                                          ==========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                          HUNGARIAN BROADCASTING CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEAR ENDED JUNE 30, 1996, AND THE
                 PERIOD SEPTEMBER 14, 1994 (DATE OF INCEPTION)
                       THROUGH JUNE 30, 1995 AND FOR THE
               THREE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                       AND SEPTEMBER 30, 1995 (UNAUDITED)

                               (EXPRESSED IN US$)

                                                           SEPTEMBER 30
                                                      ------------------------
                             1994/1995    1995/1996      1995         1996
                             ----------  -----------  -----------  -----------
                                                      (UNAUDITED)  (UNAUDITED)
Revenues...................      72,043      672,108     207,837       353,315
Expenses
  Operating costs and
   expenses................     185,469    2,038,828     420,596       611,355
  Amortization of broadcast
   license costs...........      35,453      423,052      96,292       105,763
  Amortization of deferred
   program costs...........         --       250,000         --        250,000
  Selling, general and
   administrative
   expenses................     339,471    1,639,989     414,993       353,848
                             ----------  -----------  ----------   -----------
                                560,393    4,351,869     931,881     1,320,966
                             ----------  -----------  ----------   -----------
  Operating loss...........    (488,350)  (3,679,761)   (724,044)     (967,651)
Interest and other income..       2,327       49,671       8,766        25,951
Interest expense...........     (74,310)    (481,238)   (131,152)      (65,453)
Exchange rate loss.........                                  --        (95,240)
                             ----------  -----------  ----------   -----------
Net loss...................    (560,333)  (4,111,328)   (846,430)   (1,102,393)
Minority interest..........         --       (38,354)        --          5,864
                             ----------  -----------  ----------   -----------
  Net loss after minority
   interest................  $ (560,333) $(4,149,682) $ (846,430)  $(1,096,529)
                             ==========  ===========  ==========   ===========
Net loss per share.........  $    (0.39) $     (2.01) $    (0.59)  $     (0.42)
Weighted average number of
 common shares
 outstanding...............   1,427,500    2,067,008   1,427,500     2,583,600


  The accompanying notes are an integral part of these consolidated financial statements.

                          HUNGARIAN BROADCASTING CORP.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
                      FOR THE YEAR ENDED JUNE 30, 1996 AND
               THE PERIOD SEPTEMBER 14, 1994 (DATE OF INCEPTION)
                       THROUGH JUNE 30, 1995 AND FOR THE
               THREE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                              (EXPRESSED IN US $)

                            COMMON STOCK     ADDITIONAL                CUMULATIVE
                          -----------------    PAID-IN    ACCUMULATED  TRANSLATION
                           SHARES    AMOUNT    CAPITAL      DEFICIT    ADJUSTMENT
                          ---------  ------  -----------  -----------  -----------
PERIOD TO JUNE 30, 1995
Initial issuance of
 common stock--
 September, 1994........    850,000  $  850  $     7,650  $        --   $     --
Sale of common stock to
 private placement
 investors--Nov. and
 Dec. 1994..............    265,000     265      405,045
Issuance of common
 stock--March 1995......    150,000     150      449,850
Cumulative losses
 incurred by acquired
 subsidiaries
 attributable to
 minority interest......                                     (270,025)
Net losses for period...                                     (560,333)
Foreign currency
 translation
 adjustment.............                                                  10,130
                          ---------  ------  -----------  -----------   --------
BALANCE, JUNE 30, 1995..  1,265,000   1,265      862,545     (830,358)    10,130
YEAR ENDED JUNE 30, 1996
Issuance of common
 stock--July 1995.......    182,500     182      499,818
Issuance of common
 stock--August 1995.....    200,000     200      549,612
Shares contributed by
 officers for
 cancellation in
 December 1995..........   (220,000)   (220)         220
Initial public offering
 in December 1995.......  1,150,000   1,150    5,990,590
Public Offering Costs...                      (1,150,286)
Exercise of warrants
 during year............      6,100       6       36,530
Foreign currency
 translation
 adjustment.............                                                 120,266
Net loss................                                   (4,149,682)
                          ---------  ------  -----------  -----------   --------
BALANCE, JUNE 30, 1996..  2,583,600  $2,583  $ 6,789,029  $(4,980,040)  $130,396

                            COMMON STOCK   PREFERRED STOCK   ADDITIONAL              CUMULATIVE
                          ---------------- -----------------  PAID-IN   ACCUMULATED  TRANSLATION
                           SHARES   AMOUNT  SHARES   AMOUNT   CAPITAL     DEFICIT    ADJUSTMENT
                          --------- ------ --------- ------- ---------- -----------  -----------
THREE MONTHS ENDED
 SEPTEMBER 30, 1996
 (UNAUDITED)
BALANCE, JUNE 30, 1996..  2,583,600 $2,583                   $6,789,029 $(4,980,040)  $130,396
Issuance of preferred
 stock..................                     100,000    100     354,400
Net loss for period.....                                                 (1,096,529)
Foreign currency
 translation
 adjustment.............                                                                73,904
BALANCE, SEPTEMBER 30,
 1996...................  2,583,600  2,583   100,000    100   7,143,429  (6,076,569)   204,300

  The accompanying notes are an integral part of these consolidated financial statements.

                          HUNGARIAN BROADCASTING CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEAR ENDED JUNE 30, 1996, AND
    THE PERIOD SEPTEMBER 14, 1994 (DATE OF INCEPTION) THROUGH JUNE 30, 1995
AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND SEPTEMBER 30,
                                1995(UNAUDITED)

                               (EXPRESSED IN US$)

                                                             SEPTEMBER 30
                                                          --------------------
                                  1994/1995   1995/1996     1995       1996
                                  ----------  ----------  --------  ----------
                                                              (UNAUDITED)
Cash Flows from Operating
 Activities
Net loss.........................   (560,333) (4,149,682) (846,430) (1,096,529)
                                  ----------  ----------  --------  ----------
  Adjustments to reconcile net
   loss to net cash used in
   operating activities:
    Amortization of deferred
     financing costs and
     organization................    213,650      51,805    91,560      20,294
  Amortization of program costs..        --      250,000       --      250,000
    Amortization of broadcast
     license costs...............     35,453     422,952    96,292     105,763
    Depreciation of fixed
     assets......................      1,786      13,798     7,747       7,180
    Currency translation
     adjustment..................        --      120,266       --       95,240
  Changes in operating assets and
   liabilities:
    Increase in accounts
     receivable..................    (87,598)   (104,117)     (775)   (217,360)
    Increase in VAT receivable...    (83,429)    (39,746)  (61,100)     40,333
    Increase in prepaid expenses
     and other assets............     (5,000)    (37,383)  (12,024)    (33,524)
    Increase in accounts
     payable.....................    264,112     214,935  (171,330)    (41,029)
    Increase in accrued
     expenses....................     89,627      39,644    16,373      70,494
    Increase in other
     liabilities.................     15,734     183,883    11,427    (201,860)
                                  ----------  ----------  --------  ----------
Net cash used in operating
 activities......................   (115,998) (3,033,645) (868,260) (1,000,998)
Cash Flows from Investing
 Activities
  Payment for broadcast license
   cost.......................... (2,146,744)        --        --          --
  Purchase of office and
   transportation equipment net
   of disposal...................   (105,872)    (91,532)      --     (218,692)
  Payment for organizational
   costs.........................    (40,165)        --        --          --
  Investments....................        --         (653)      --          --
  Purchase of programs...........        --     (750,000)      --          --
  Net increase in deferred
   financing costs...............        --       (9,067)      --          --
                                  ----------  ----------  --------  ----------
  Net cash used in investing
   activities.................... (2,292,781)   (851,252)      --     (218,692)
Cash Flows from Financing
 Activities
  (Decrease)/Increase in advances
   from related parties..........    160,285     (41,275)   53,360     (39,936)
  Proceeds from issuance of
   common stock..................    458,500   5,927,802   949,812         --
  Proceeds from issuance of
   preferred stock...............        --          --        --      450,000
  Proceeds from issuance of notes
   payable.......................  2,120,000         --        --          --
  Payments of notes payable, net
   of issue discount.............        --     (874,583)      --          --
  Payments for offering costs....    (35,000)        --    (99,446)    (95,500)
  Increase in liability to
   minorities....................        --       40,326       --          --
                                  ----------  ----------  --------  ----------
Net cash provided by financing
 activities......................  2,703,785   5,052,270   903,726     314,564
                                  ----------  ----------  --------  ----------
Effect of translation adjustment
 on cash.........................                           12,788      12,614
Increase in Cash and Cash
 Equivalents.....................    295,006   1,167,373    53,254    (892,512)
                                  ----------  ----------  --------  ----------
Cash and cash equivalents at
 beginning of period.............        --      295,006   295,006   1,462,379
                                  ----------  ----------  --------  ----------
Cash and cash equivalents at end
 of period.......................    295,006   1,462,379   348,260     569,867
                                  ==========  ==========  ========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                         HUNGARIAN BROADCASTING CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED JUNE 30, 1996

1. ORGANIZATION AND BUSINESS

  Hungarian Broadcasting Corp. (the "Company") which was incorporated in the State of Delaware on September 14, 1994, was organized to acquire interests in companies that have commercial broadcasting licenses to own, develop, expand and operate television stations in Hungary. The Company operates in Hungary through a wholly-owned subsidiary known as HBC (Hungary) Kft. ("HBC") which was organized in November 1994. As disclosed in the financial statements drawn up as at June 30, 1995, the Company acquired a 90% interest in VI-DOK Video es Filmgyarto studio Kft. ("VI-DOK") as of June 16, 1995, and an 80% interest in DNTV Kft. ("DNTV") as of May 30, 1995, two Hungarian companies (the "Licensees") which had been granted television licenses by the Hungarian Cultural Ministry in April to broadcast over Budapest Channel AM-micro A3 ("A3") from July 1, 1994 through July 1, 2000, daily between 6 a.m. and 5 p.m. and between 7.30 p.m. and 6 a.m. with a maximum advertising time of 20%. Broadcasting on A3 commenced in September 1994. The 90% interest in VI-DOK was acquired for $240,000 and the 80% interest in DNTV for $176,000. The acquisitions were accounted for by the purchase method of accounting; the acquisitions and purchase price allocation were computed as follows:

  The Company acquired a 90% interest in VI-DOK's assets of $76,471 and assumed 90% of its liabilities of $1,437,328. The excess of VI-DOK's liabilities over its assets acquired was $1,224,771 (90% of $1,360,857).

  The Company acquired an 80% interest in DNTV's assets of $7,409 and assumed 80% of its liabilities of $744,707 for an excess of liabilities over assets acquired of $589,838 (80% of $737,298). The Company paid $416,000 ($240,000 plus $176,000) for the excess of the two companies' liabilities over assets acquired ($1,224,771 plus $589,838) for a total consideration of $2,230,609. After applying a valuation allowance of $80,095, the Company assigned the balance of $2,150,514 to the acquired broadcast license costs; this amount is being amortized over approximately five years. Prior to September 14, 1994, when broadcasting began, VI-DOK had been in the business of producing and editing motion picture films on a contract by contract basis. From its organization in December 1991 until September 14, 1994, VI-DOK worked on three primary contracts. On March 31, 1994 (two days after acquiring the broadcast license) VI-DOK organized Pest-Buda as a division to conduct its broadcasting activities. Pest-Buda was dissolved as division on June 16, 1995, the date VI-DOK was acquired by the Company. DNTV, organized in February 1994, broadcast from September 1994 through May 30, 1995 (date of acquisition). The Licensees effectively ceased operations shortly after their acquisition and the Company's wholly-owned subsidiary HBC continued the broadcasting thereafter.

  From the date of inception through September 30, 1995, the Company's consolidated financial statements reflected nominal revenues and the Company was considered to be in the development stage. In management's opinion, the Company emerged from the development stage during the three months ended December 31, 1995.

  The operations of the Company are essentially in Hungary where the majority of revenues and expenditures are incurred. With the exception of cash and cash equivalents amounting to $1,375,532 and notes payable of $975,412, the assets and liabilities of the company relate to Hungary.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Principles of Consolidation and Use of Estimates

  The consolidated financial statements include the accounts of the Company and all its subsidiaries (which are all majority owned by the Company), from their respective acquisition dates. All material intercompany transactions and balances have been eliminated.

                         HUNGARIAN BROADCASTING CORP.

                       FOR THE YEAR ENDED JUNE 30, 1996

  The subsidiaries of the Company are as follows:--

   NAME                                COUNTRY OF INCORPORATION PERCENTAGE OWNED
   ----                                ------------------------ ----------------
   HBC Kft............................         Hungary                100%
   VI-DOK Kft.........................         Hungary                 90%
   DNTV Kft...........................         Hungary                 80%

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.

 (b) Fiscal Year

  The Company's reporting period is the fiscal year ending June 30.

 (c) Revenue Recognition

  Revenues result from the sale of advertising time. Advertising revenue is recognized at the time the commercials are broadcast.

 (d) Barter Transactions

  Revenues from barter transactions (television advertising in exchange for goods and services) are recognized when advertisements are broadcast; merchandise or services received are charged to expense (or capitalized, as appropriate) when received or used.

  Receivables and payables arising from barter transactions are offset when the services have been rendered to the customer and the merchandise or services are received from the vendor.

 (e) Program and Film Rights

  Program and film rights acquired under license agreements and the related obligations incurred are recorded as assets and liabilities when the license period begins, the cost of each program is determinable, and the program is available for telecast. The capitalized costs are amortized using the straight-line method based upon the estimated period of usage.

 (f) Production Costs

  Production costs for self-produced programs are capitalized and expensed when the program is first broadcast, except where the program has potential to generate future revenues. In that case, production costs are capitalized and amortized on the same basis as programming obtained from third parties.

 (g) Office and Transportation Equipment

  Property and equipment are carried at cost and depreciated on a straight-line basis using the shorter of estimated useful lives, or, if applicable, the underlying lease period.

 (h) Broadcast License Costs

  The costs of acquiring licenses to broadcast are capitalized and amortized over the life of the related licenses. It is the Company's policy to value broadcast licenses at the lower of amortized cost or fair value. As

                         HUNGARIAN BROADCASTING CORP.

                       FOR THE YEAR ENDED JUNE 30, 1996
part of an ongoing review of the valuation and amortization of such assets, management assesses the carrying value of such assets if facts and circumstances suggest that they may be impaired. If this review indicates that the assets will not be recoverable based on a cash flow analysis, the carrying value of these assets would be reduced to its estimated fair market value.

 (i) Organization Costs

  The Company has capitalized organization costs, which are being amortized over five years.

 (j) Income Taxes

  At June 30, 1996, the Company sustained a net loss of approximately $4,110,000. Such loss may be carried over and applied to reduce taxable income over a period of up to 15 years, ending in the year 2010. Under SFAS 109, "Accounting for Income Taxes", due to the uncertainty as to the realizability of such loss, the Company has set up a full valuation allowance against any future tax benefit that may accrue from the net operating loss, and no deferred tax asset has been recognized. In addition, income taxes have not been recorded in the accompanying financial statements as no tax is due for this period due to the incurred losses.

 (k) Deferred Financing Expenses

  Deferred financing expenses represent the costs associated with the debt portion of a consummated private placement financing and are being amortized on a straight-line basis over the expected term of the related borrowing.

 (l) Foreign Currency Translation and Transactions

  The assets and liabilities of the foreign subsidiaries were translated using the exchange rate in effect at the balance sheet date. Income and expense accounts were translated at the average rates in effect during the period. Translation adjustments are included in the stockholders' equity section in the accompanying balance sheets.
  Foreign currency transaction gains and losses are recorded for changes in exchange rates affecting cash denominated in U.S. dollars held in Hungarian bank accounts.

 (m) Cash Equivalents

  For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 (n) Dividend Policy

  The Company has never paid and does not anticipate paying any cash dividends on its common stock in the foreseeable future. The Company is dependent upon payment of dividends by its Hungarian subsidiary companies as the source of its own dividends. Hungarian companies are permitted to pay annual dividends out of profits determined on the basis of Hungarian accounting principles, which differs from U.S. generally accepted accounting principles ("GAAP"). Significant differences between U.S. GAAP and Hungarian accounting principles include the accounting for long term investments, which, under Hungarian accounting principles are valued at the lower of cost or market value. In addition, deferred taxes are not presented on the face of Hungarian financial statements, although note disclosure may be required. Leases are not capitalized and unrealized foreign currency translation gains are not reflected in financial statements of Hungarian entities. Dividends are payable to foreign investors such as the Company in forints, which may be converted into U.S. dollars at the official rate of exchange set by the National Bank of Hungary. As at June 30, 1996, there were no significant distributable reserves in the Hungarian subsidiaries of the Company.

                         HUNGARIAN BROADCASTING CORP.

                       FOR THE YEAR ENDED JUNE 30, 1996

 (o) Loss Per Share

  Net loss per share has been calculated based on the weighted average number of common shares outstanding during each period.

3. CASH AND CASH EQUIVALENTS

  At June 30, 1996, cash of $1,375,532 denominated in U.S. dollars was on deposit with a major U.S. money center bank. In addition, $86,847 (denominated partly in U.S. dollars and partly in Hungarian forints) was on deposit with a Hungarian bank.

4. VAT RECEIVABLE

  Value-added taxes paid in Hungary for which a reimbursement claim was submitted by the Company, have been included in current assets.

5. DEFERRED PROGRAM COSTS

  During the year, the Company purchased program rights for a total of $750,000. These are being amortized over the life of the related rights of nine months.

6. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment includes television broadcasting and production equipment, vehicles and office equipment, fixtures and fittings. These are being depreciated on a straight line basis over their estimated useful lives, being between three and ten years.

7. BROADCAST LICENSE COSTS

  Broadcast license costs acquired for $2,150,514 are being amortized over the life of the relevant licenses which terminate in July 2000.

8. NOTES PAYABLE

  From November 1994 through March 1995, the Company sold (in a private placement) units consisting of $2,120,000 aggregate principal amount of unsecured promissory notes and 265,000 shares of common stock for an aggregate purchase price of $2,120,000. The Company incurred $153,789 of financing expenses relating to the private placement, of which $122,100 and $31,689 has been allocated to debt and equity, respectively. The $153,789 includes legal fees of $28,200 paid to the Company's secretary/stockholder. The notes bear interest at 6% per annum and were originally due upon the earlier of December 31, 1995 or the successful consummation of the IPO, which was rescinded during November 1995 (See Note 13(b)). The revised terms require that only one-half of the notes were due upon the earlier of December 31, 1995 or the successful consummation of the subsequent IPO. The balance of the notes are due on June 30, 1997. Consequently, the amortization expense relating to the original issue discount and deferred financing expenses were recomputed over the revised expected term of the notes. Total original issue discount of $437,000 (an imputed interest rate of 19% per annum) has been recorded and is being amortized over the expected term of the notes, along with the $122,100 of financing expenses related to the debt portion of the private placement. The remaining unamortized original issue discount and deferred financing expenses totaled $84,588, and $23,640, respectively, as of June 30, 1996. During January 1996, $1,060,000 of the notes were repaid. Should the remaining notes be repaid before June 30, 1997, any unamortized portion of the original issue discount and deferred financing expenses will be charged to operations.

                         HUNGARIAN BROADCASTING CORP.

                       FOR THE YEAR ENDED JUNE 30, 1996

  Notes payable of $975,412 at June 30, 1996 (all short-term liability) consist of the original $2,120,000 principal amount of the notes, less notes of $1,060,000 repaid during the year ended June 30, 1996, less the unamortized portion of the original issue discount of $84,588.

  The private placement investors have the right to include their shares in any registration statement filed by the Company after the IPO to the extent that the managing underwriter of the public offering advises the Company that such inclusion would not interfere with the orderly sale of the securities to be publicly offered.

9. COMMON STOCK

  (a) In July 1995, the Company sold 182,500 of common stock at a price of $3 per share for an aggregate of $547,500 ($500,000 net) of which 30,000 shares were sold to a director and officer of the Company. In August 1995, the Company sold 200,000 shares of common stock at a price of $3 per share for an aggregate of $600,000 (approximate $550,000 net). The remaining stock subscription receivable at September 30, 1995, of $100,000, was received on October 4, 1995. On December 6, 1995, three of the Company's officers, Messrs. Klenner, Genova and Cohen, contributed to the Company for cancellation 100,000, 100,000 and 20,000 common shares, respectively, for no consideration.

  (b) The Company made a public offering of 1,000,000 shares of common stock at $7 per share in November 1995. The offering was rescinded after the shares offered traded below $7 per share between the effective date and the scheduled closing date of the offering. The Company incurred $129,631 of expenses in connection with that offering, which were shown as deferred offering costs in the financial statements at September 30, 1995 and were charged to operations during the three months ended December 31, 1995.

  (c) On December 20, 1995 the Company completed an IPO of 1,150,000 shares of its common stock at $5.00 per share and 1,610,000 redeemable common stock purchase warrants at $0.15 per warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share during the five-year period ending December 20, 2000. The warrants will be redeemable, commencing April 20, 1997. The Company also issued to the underwriter warrants for the purchase of 100,000 shares of common stock at $8.25 per share and 140,000 common stock purchase warrants at $0.225 per warrant. The proceeds of this offering amounted to $4,995,338, net of underwriting commissions and expenses.

  (d) On June 21, 1996, the Company increased the number of authorized shares of Common Stock from 5,000,000 to 15,000,000; authorized the issuance of up to 5,000,000 shares of preferred stock; and increased the number of shares of the Common Stock available under the Company's 1994 Incentive Stock Option Plan, as amended, from 100,000 shares to 350,000 shares for use as incentive awards to certain key employees, directors and consultants.

10. STOCK OPTION PLAN

  The Company has adopted a Stock Option Plan (the "Plan"). The Plan provides that incentive and non-qualified options may be granted to officers, employees, directors and consultants to the Company for the purpose of providing an incentive to those persons to work for the Company. The Plan will be administered by the compensation committee of the Board of Directors (the "Committee"). The Committee determines, among other things, the persons to whom stock options are granted, the number of shares subject to each option, the date or dates upon which each option may be exercised and the exercise price per share.

                         HUNGARIAN BROADCASTING CORP.

                       FOR THE YEAR ENDED JUNE 30, 1996

  Options granted under the Plan are exercisable for a period of up to ten years from the date of the grant. Options terminate upon the optionee's termination of employment or consulting arrangement with the Company, except that, under certain circumstances, an optionee may exercise an option within the three-month period after such termination of employment. An optionee may not transfer any options except that an option may be exercised by the personal representative of a deceased optionee within the three-month period following the optionee's death. Incentive options granted to any employee who owns more than 10% of the Company's outstanding common stock immediately before the grant must have an exercise price of not less than 110% of the fair market value of all underlying stock on the date of the grant and the exercise term may not exceed five years. The aggregate fair market value of common stock (determined at the date of the grant) for which any employee may exercise incentive options in any calendar year, may not exceed $100,000. In addition, the Company will not grant a non-qualified option with an exercise price less than 85% of the fair market value of the underlying common stock on the date of the grant. On December 20, 1995, the Company granted to certain directors options to purchase an aggregate of 100,000 shares of common stock at $5.00 per share, not exercisable before December 20, 1996.

  The following table is a summary of all stock options as of June 30, 1996:

                                      OUTSTANDING OPTIONS OPTION PRICE PER SHARE
                                      ------------------- ----------------------
   July 1, 1995......................           --                  --
   Granted in 1995...................       100,000               $5.00
                                            -------
   Balance at June 30, 1996..........       100,000               $5.00
                                            =======

  As of June 30, 1996, none of the stock options were exercisable.

11. RELATED PARTY TRANSACTIONS

  Certain officers and directors of the Company control a company (the "related party") that purchased $800,000 of unsecured promissory notes and 100,000 shares of common stock in a November 1994 private placement (Note 8). As additional compensation, the related party received an option (which was exercised in March 1995) to purchase 150,000 shares of common stock at $3 per share and the right of first refusal for a three-year period to act as general contractor for all broadcast facilities to be built by the Company. In addition, the related party had advanced approximately $120,000 to the Company amounts which were repaid in January 1996.

12. COMMITMENTS AND CONTINGENCIES

 (a) Consulting and Compensation Agreements

  The Company has a five-year employment agreement with its President and Chief Financial Officer effective beginning in January 1996, at a monthly salary of $10,000. The employment agreement also permits reimbursement of ordinary and necessary business expenses.

  The Company has a two-year employment agreement with its Executive Vice President effective beginning in January 1996, at a monthly salary of $10,000. He is also entitled to receive reimbursement for ordinary and necessary business expenses.

  The Secretary is a partner in a firm which has a two-year retainer agreement to provide all SEC related legal services for the Company for a fee of $100,000 per year, beginning in 1996.

                         HUNGARIAN BROADCASTING CORP.

                       FOR THE YEAR ENDED JUNE 30, 1996

  A financial and management consultant receives a fee of $3,000 per month for a two-year term, beginning in January 1996.

  As compensation to outside directors, the Company pays directors' fees equal to $2,000 per meeting, minimum of four meetings per year, and reimburses their travel and other out-of-pocket expenses. Officers do not receive any compensation for serving as directors.

 (b) Leases

  The Company has a lease for office facilities in Budapest, Hungary, with minimum monthly payments including taxes of $3,125, expiring May 30, 2000, cancelable by the Company upon 90 days notice.

13. LEGAL PROCEEDINGS

 (a) License Proceeding

  TV 3, a competitor of A3, which was granted a six year, 24 hour per day microwave license, applied to the Ministry of Culture to overturn the grant of the A3 license to the Licensees and NAP TV made on March 29, 1994 on the ground that proper procedures were not followed because the authority of the committee that awarded the licenses had expired prior to the date the licenses were granted. The Ministry of Culture denied the application and held that even if a new committee were acting, it would also have granted the A3 license to the Licensees and to NAP TV. TV 3 thereafter instituted a legal action on December 1, 1994 against the Ministry of Culture, but not against either of the Licensees, to overturn its decision in awarding the A3 broadcast license in the Metropolitan Court of Budapest. At a hearing held on December 1, 1994, the Municipal Court ordered the Ministry to follow prescribed procedures and make a new decision. The Ministry appealed this decision to the Appeals Court of Budapest. On April 25, 1995, the Company received a letter from the Ministry confirming that the license had been granted to the Licensees and the Licensees may operate in accordance with the terms of the license. On November 6, 1995, the Appeals Court vacated the decision of the Metropolitan Court on the ground that no notice of the hearing had been given to the Licensees (which had not had an opportunity to appear at that hearing). The Appeals Court ruled that the only issue to be decided by the Metropolitan Court is whether the Ministry's committee was properly constituted to grant the licenses and remanded the matter for a hearing in the Fall 1996 term. In particular, the Appeals Court ruled that the Metropolitan Court does not have jurisdiction to revoke the grant of the licenses or otherwise modify the decision of the Ministry's committee and, accordingly, the Licensees may continue to operate under the licenses, pending a final determination by the Ministry committee. In its ruling dated June 24, 1996, the Metropolitan Court has now ruled in favor of the Company.

 (b) Claim regarding underwriters

  Prior to November 20, 1995, the Company filed a Registration Statement with the Securities and Exchange Commission of Form SB-2 for an Initial Public Offering of 1,000,000 of its shares of Common Stock at $7 per share, which Registration Statement became effective at 5.30 p.m. on Friday, November 17, 1995. On Monday, November 20, 1995, the Company entered into a firm commitment underwriting agreement with Coleman and Company Inc. ("Coleman") for sale of 1,000,000 of its shares at $7 per share. Starr Securities Inc. ("Starr") was named as a co-underwriter in the Registration closing schedule for November 27, 1995. At the Closing, Coleman advised the Company that it did not have the funds to close, that it was unilaterally rescinding the contract; and that it would request NASDAQ to cancel all trades made since November 20, 1995.

  On January 3, 1996, the Company commenced an action against Coleman and Starr in the United States District Court of the Southern District of New York for breach of contract demanding judgment of the full contract price of the public offering together with such other compensatory and consequential damages in an amount to be determined at trial.

                         HUNGARIAN BROADCASTING CORP.

                       FOR THE YEAR ENDED JUNE 30, 1996

  On January 19, 1996, Starr commenced an action in the Supreme Court of New York against the Company and its former Chairman of the Board, Robert Genova, for libel and defamation of Starr's character, and for threatening to continue to defame Starr's character by stating that Starr "walked away" from the Initial Public Offering deal and breached its contract with the Company unless Starr made a bridge loan to or a private placement for the Company. The complaint further alleged that when Starr did not accede to the Company's demands, the Company continued to vilify Starr in the financial community by stating that Starr walked away from the Initial Public Offering deal and breached its contract with the Company and by commencing an action in the U.S. District Court, Southern District of New York on January 3, 1996, falsely accusing Starr of breach of contract. Starr further included a course of action on the same facts for prima facie tort. The Company had this action removed to the US. District Court, Southern District of New York. Starr moved to remand both actions to the New York Supreme Court on the ground of lack of diversity of citizenship, which motion was granted. The Company then recommenced its action in the New York Supreme Court and consolidated its action with the Starr proceeding. The Company believes its action has merit and that it has valid defenses to the action brought by Starr.

  Management believes that the outcome of the above litigation matters will not have a material adverse effect on the consolidated financial position, liquidity or results of operations of the Company.

14. SUBSEQUENT EVENT

  In September 1996, the Company sold 100,000 Preferred Shares at $4.50 per share and 100,000 common stock purchase warrants with the same terms as warrants sold with the initial public offering. Proceeds were $354,500, net of issuance costs.

  The Company intends to issue further securities to the public in the near future to fund the continued development and operations of the Company. On September 18, 1996, J.W. Barclay & Co. signed a letter of intent to underwrite this issue. Under the terms of this letter of intent, it is anticipated that the proceeds to the company upon completion of the issue will be between $2,880,000 and $4,320,000. In the event that this issue is not completed, the Company would be required to seek alternative sources of financing to fund the continued development and operations of the Company.

                         HUNGARIAN BROADCASTING CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

1. ORGANIZATION AND BUSINESS

  Hungarian Broadcasting Corp. (the "Company") which was incorporated in the State of Delaware on September 14, 1994, was organized to acquire interests in companies that have commercial broadcasting licenses to own, develop, expand and operate television stations in Hungary. The Company operates in Hungary through a wholly-owned subsidiary known as HBC (Hungary) Kft. ("HBC") which was organized in November 1994. The Company acquired a 90% interest in VI-DOK Video es Filmgyarto studio Kft. ("VI-DOK") as of June 16, 1995, and an 80% interest in DNTV Kft. (DNTV) as of May 30, 1995, two Hungarian companies (the "Licensees") which had been granted television licenses by the Hungarian Cultural Ministry in April 1994 to broadcast Channel AM-micro A3 ("A3") from July 1, 1994 through July 1, 2000, daily between 6 a.m. and 5 p.m. and between
7.30 p.m. and 6 a.m. with a maximum advertising time of 20%. Broadcasting on A3 (subsequently renamed M SAT) commenced in September 1994. The 90% interest in VI-DOK was acquired for $240,000 and the 80% interest in DNTV for $176,000. In September 1996 the Company began broadcasting throughout Hungary and renamed its station "M SAT".

  From the date of inception through September 30, 1995, the Company's consolidated financial statements reflected nominal revenues and the Company was considered to be in the development stage. In management's opinion, the Company emerged from the development stage during the three months ended December 31, 1995.

  The operations of the Company are essentially in Hungary where the majority of revenues and expenditures are incurred. With the exception of cash and cash equivalents amounting to $549,539 and notes payable of $996,559, the assets and liabilities of the company relate to Hungary.

2. INTERIM FINANCIAL INFORMATION

  The accompanying consolidated financial statements for the three months ended September 30, 1996, and the three months ended September 30, 1995 are unaudited but, in the opinion of management, include all adjustments, consisting mainly of normal recurring accruals necessary for the fair presentation. Results for the interim periods are not necessarily indicative of the results for a full year.

3. INCORPORATION BY REFERENCE

  Reference is made to the Company's consolidated financial statements, and the notes thereto, which were included in Form 10-KSB filed with the U.S. Securities and Exchange Commission in September 1996, and which are incorporated herein by reference.

4. ADDITIONAL SIGNIFICANT ACCOUNTING POLICIES

  (a) Loss Per Share

    Net loss per share has been calculated based on the weighted average number of common shares and, as appropriate, dilutive common stock equivalents outstanding for the period.

    Average common equivalent shares for stock options and Common Stock purchase warrants were not included as the effect would be antidilutive for loss periods. Fully dilutive per-common-share amounts relating to the Company's Convertible Preferred Stock are not applicable to loss periods.

                         HUNGARIAN BROADCASTING CORP.

                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1996
                                  (UNAUDITED)

  (b) Stock-Based Compensation

    The Financial Accounting Standards Board (FASB) recently issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This new standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments based on a fair-value method of accounting.

    Companies that do not choose to adopt the new expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion (APBO) No. 25, but will be required to provide pro forma disclosures of the compensation expense determined under the fair-value provisions of SFAS No. 123, if material. APBO No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, option grants where the exercise price is equal to the market price at the date of grant.

    The Company is required to adopt either the recognition or the disclosure provisions of SFAS No. 123 by no later than July 1, 1997. The Company expects to continue to follow the accounting provisions of APBO. No. 25 for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 123, if material.

5. NOTES PAYABLE

  From November 1994 through March 1995, the Company sold (in a private placement) units consisting of $2,120,000 aggregate principal amount of unsecured promissory notes and 265,000 shares of common stock for an aggregate purchase price of $2,120,000. The Company incurred $153,789 of financing expenses relating to the private placement, of which $122,100 and $31,689 has been allocated to debt and equity, respectively. The $153,789 includes legal fees of $28,200 paid to the Company's secretary/director. The notes bear interest at 6% per annum and were originally due upon the earlier of December 31, 1996 or the successful consummation of the IPO, which was rescinded during November 1995 (See Note 9: "Legal Proceedings"). The revised terms required that only one-half of the notes were due upon the earlier of December 31, 1995 or the successful consummation of the subsequent IPO. The balance of the notes are due on June 30, 1997. Consequently, the amortization expense relating to the original issue discount and deferred financing expenses were recomputed over the revised expected term of the notes. Total original issue discount of $437,000 (an imputed interest rate of 19% per annum) has been recorded and is being amortized over the expected term of the notes, along with the $122,100 of financing expenses related to the debt portion of the private placement. The remaining unamortized original issue discount and deferred financing expenses totaled $63,441 and $17,730, respectively, as of September 30, 1996. During January 1996, $1,060,000 of the notes were repaid. Should the remaining notes be repaid before June 30, 1997, any unamortized portion of the original issue discount and deferred financing expenses will be charged to operations at the time of repayment.

  Notes payable of $996,559 at September 30, 1996 consist of the remaining notes due of $1,060,000, less the unamortized portion of the original issue discount of $63,441.

  The private placement investors have the right to include their shares in any registration statement filed by the Company to the extent that the managing underwriter of the public offering advises the Company that such inclusion would not interfere with the ordinary sale of the securities to be publicly offered.

6. COMMON STOCK

  (a) In July 1995, the company sold 182,500 shares of common stock at a price of $3 per share for an aggregate of $547,500 ($500,000 net) of which 30,000 shares were sold to a director/officer of the Company. In August 1995, the Company sold 200,000 shares of common stock at a price of $3 per share for an aggregate of

                         HUNGARIAN BROADCASTING CORP.

                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1996
                                  (UNAUDITED)
$600,000 (approximately $550,000 net). $100,000 representing the remaining stock subscription receivable at September 30, 1995, was received on October 4, 1995. On December 6, 1995, three of the Company's officers, Messrs. Klenner, Genova, and Cohen, contributed to the Company for cancellation 100,000, 100,000 and 20,000 common shares, respectively, for no consideration.

  (b) The Company made a public offering of 1,000,000 shares of common stock at $7 per share in November 1995. The offering was rescinded after the shares offered traded below $7 per share between the effective date and the scheduled closing date of the offering. The company incurred $129,631 of expenses in connection with that offering, which were shown as deferred offering costs in the financial statements at September 30, 1995 and were charged to operations during the quarter ended December 31, 1995.

  (c) On December 20, 1995 the Company completed an IPO of 1,150,000 shares of its common stock at $5 per share and 1,610,000 redeemable common stock purchase warrants at $.15 per warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share during the five-year period ending December 20, 2000. The warrants will be redeemable beginning April 20, 1997. The Company also issued to the underwriter warrants for the purchase of 100,000 shares of common stock at $8.25 per share and 140,000 common stock purchase warrants at $0.225 per warrant. The proceeds of this offering amounted to approximately $4,995,338 net of underwriting commissions and expenses.

  (d) On June 21, 1996, the Company increased the number of authorized shares of Common Stock from 5,000,000 to 15,000,000; authorized the issuance of up to 5,000,000 shares of Preferred Stock; and increased the number of shares of Common Stock available under the Company's 1994 Incentive Stock Option Plan, as amended, from 100,000 shares to 350,000 shares for use as incentive awards to certain key employees, directors and consultants.

  (e) As of August 1996 the Company hired a consultant ( a director of the Company) for a two year period at a fee of 1,000 shares of non-registered Common Stock per month. The Company has determined the value of these securities to be $5 per share. The Company has not paid these securities to the consultant.

7. STOCK OPTION PLAN

  The Company has adopted a Stock Option Plan (the "Plan"). An aggregate of 350,000 shares of Common Stock are authorized for issuance under the Plan. The Plan provides that incentive and non-qualified options may be granted to officers, employees, directors and consultants to the Company for the purpose of providing an incentive to those persons to work for the Company. The Plan will be administered by the Board of Directors. The Board determines, among other things, the persons to whom stock options are granted, the number of shares subject to each option, the date or dates upon which each option may be exercised and the exercise price per share.

  Options granted under the Plan are exercisable for a period of up to ten years from the date of the grant. Options terminate upon the optionee's termination of employment or consulting arrangements with the Company, except that, under certain circumstances, an optionee may exercise an option within the three-month period after such termination of employment. An optionee may not transfer any options except that an option may be exercised by the personal representative of a deceased optionee within the three month period following the optionee's death. Incentive options granted to any employee who owns more than 10% of the Company's outstanding common stock immediately before the grant must have an exercise price of not less than 110% of the fair market value of all underlying stock on the date of the grant and the exercise term may not exceed five years. The aggregate fair market value of common stock (determined at the date of the grant) for which any employee may exercise incentive options in any calendar year, may not exceed $100,000. In addition, the Company will not grant a non-qualified option with an exercise price less than 85% of the fair market value of

                          HUNGARIAN BROADCASTING CORP

              FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
the underlying common stock on the date of the grant. On December 20, 1995, the Company granted certain directors options to purchase an aggregate of 100,000 shares of common stock at $5.00 per share, not exercisable before December 20, 1996. On January 16, 1996, options to purchase 40,000 shares of Common Stock were cancelled, leaving 60,000 options outstanding.

  On June 25, 1996, the Company granted certain employees options to purchase an aggregate of 75,000 shares of common stock at $9.50 per share, without restriction as to time of exercise. Subsequently, on September 16, 1996 the Committee and the Board of Directors reduced the price of the options issued in June to $6.00 per share. This was done following a decline in the price of the Company's common stock in order to provide appropriate incentives to senior employees. In September 1996, the Company granted certain employees options to purchase an aggregate of 25,000 shares of Common Stock at $6 per share.

  The following table is a summary of all stock options as of September 30, 1996:

                                     OUTSTANDING OPTIONS OPTION PRICE PER SHARE
                                     ------------------- ----------------------
   Balance at July 1, 1995..........           --                  --
   Granted December 1995............       100,000               $5.00
   Terminated in January 1996.......       (40,000)              $5.00
   Granted June 1996................        75,000               $6.00
   Granted September 1996...........        25,000               $6.00
   Balance at September 30, 1996....       160,000

  As of September 30, 1996, none of the options were exercised.

8. UNITS: PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS

  In September 1996, the Company sold 100,000 shares of Preferred Stock for $450,000 in a private offering. Subsequently, the Company agreed to issue (for no additional consideration) 100,000 Common Stock Purchase Warrants to the purchasers in such offering on the basis of one warrant for each shares of Preferred Stock purchased in order to permit the purchasers to own and offer Units identical to those being offered by the Company in the subject offering. [See "Description of Securities."]

  In connection with such private offering, the Company paid to J.W. Barclay & Co., the Underwriter of the subject offering, a private placement fee of $45,000.

9. RELATED PARTY TRANSACTIONS

  On June 30, 1995, the minority stockholders were owed $416,000, as a result of the Company's purchase of their stock. On February 5, 1996, $189,800 was paid, leaving a balance due of $226,200 at September 30, 1996. The amount due to related parties at September 30, 1996 also includes $145,000 due to an officer/director.

  In February 1996, the Company licensed, for $750,000, the exclusive rights to certain programming for MSAT for the period April through December 1996 from Power Television Limited ("Power TV"), a company owned by Justin Bodle, one of the Company's directors. In July 1996, the Company agreed to license for $1,378,000 the exclusive rights to additional programming for the period October 1, 1996 through December 31, 1997 from Power TV.

10. COMMITMENTS

  (a) Consulting and Compensation Agreements

  The Company has a five-year employment agreement ending December 31, 2000 with its President and Chief Executive Officer at a monthly salary of $10,000. He is also entitled to reimbursement for ordinary and necessary business expenses.

  The Company has a two-year employment agreement ending December 31, 1997 with its Executive Vice President at a monthly salary of $10,000. He is also entitled to reimbursement for ordinary and necessary business expenses.

                         HUNGARIAN BROADCASTING CORP.

              FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

  The Company's Secretary is a partner in a firm which has a two-year retainer agreement ending December 31, 1997 to provide all SEC. related legal services for the Company, except for services in connection with private placements or public offerings, for a fee of $100,000 per year, beginning in 1996.

  A financial and management consultant receives a fee of $3,000 per month for a two-year term ending December 31, 1997.

  Another consultant (a director of the Company) receives 1,000 shares of common stock as a monthly fee for the period August 1, 1996 through July 31, 1998.

  In January 1996 an officer/director resigned and forfeited remaining payments on an employment contract and cancelled an option to purchase 40,000 shares of Common Stock. At that time, the Company agreed to pay this officer/director $144,000 if there were a change of control of the Company prior to January 17, 1998.

  As compensation to outside directors, the Company pays directors' fees equal to $2,000 per meeting, minimum of four meetings per year, and reimburses their travel and other out-of-pocket expenses. Officers do not receive any compensation for serving as directors.

  (b) Leases

  The Company has a five year lease for broadcasting and office facilities in Budapest, Hungary, with minimum monthly payments before value added taxes of $12,000, ending June 30, 2001.

11. LEGAL PROCEEDINGS

  Prior to November 20, 1995, the Company filed a Registration Statement with the Securities and Exchange Commission on Form SB-2 for an Initial Public Offering of 1,000,000 of its shares of Common Stock at $ 7 per share, which Registration Statement became effective on November 17, 1995. On November 20, 1995, the Company entered into a firm commitment underwriting agreement with Coleman and Company Inc. ("Coleman") for the sale of 1,000,000 of its shares at $7 per share. Starr Securities Inc. ("Starr") was named as a co-underwriter in the Registration Statement with closing scheduled for November 27, 1995. At the Closing, Coleman advised the Company that it did not have the funds to close, that it was unilaterally rescinding the contract; and that it would request NASDAQ to cancel all trades made since November 20, 1995.

  On January 3, 1996, the Company commenced an action against Coleman and Starr in the United States District Court, Southern District of New York for breach of contract demanding judgment of the full contract price of the public offering together with such other compensatory and consequential damages in amounts to be determined at trial.

  On January 19, 1996, Starr commenced an action in the Supreme Court of New York against the Company and its former Chairman of the Board, Robert Genova, for libel and defamation of Starr's character, and for threatening to continue to defame Starr's character by stating that Starr "walked away" from the Initial Public Offering and breached its contract with the Company unless Starr made a bridge loan to or private placement for the Company. The complaint further alleged that when Starr did not accede to the Company's demands, the Company continued to vilify Starr in the financial community by stating that Starr walked away from the Initial Public Offering and breached its contract with the Company and by commencing an action in the U.S. District Court, Southern District of New York on January 3, 1996, falsely accused Starr of breach of contract. Starr further included a cause of action on the same facts for prima facie tort. The Company had this action removed to the U.S. District Court, Southern District of New York. Starr moved to remand both actions to the New York Supreme Court on the ground of lack of diversity of citizenship, which motion was granted. The Company then recommenced its action in the New York Supreme Court and consolidated its action with the Starr proceeding. The Company believes its action has merit and that it has valid defenses to the action brought by Starr.

                         HUNGARIAN BROADCASTING CORP.

              FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

  Management believes that the outcome of the above litigation will not have a material adverse effect on the financial position, liquidity or results of operations of the Company.

12. SUBSEQUENT EVENTS

  The Company has filed a draft registration statement with the Securities and Exchange Commission in anticipation of a public offering of securities over the next few weeks.

  In November 1996, an officer/director advanced $200,000 of short-term financing to the Company. As partial inducement for this loan, the Company awarded to this officer/director five year options to purchase 95,000 shares of common stock at $5.00 per share.

  Also in November 1996, a consultant to the Company who is also a director was granted options to purchase 40,000 shares of common stock at $5.00 per share as partial inducement to defer approximately $700,000 due to the director's wholly-owned company that has contracted with the Company to provide programming.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH IN-FORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OF-FER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE UNITS OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE UNITS OR FROM ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPEC-TUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IM-PLICATION THAT THERE HAS BEEN NO CHANGE IN THE BUSINESS OR AFFAIRS OF THE COM-PANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS IS COR-RECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                               ----------------


                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Available Information..................................................................    3
Forward-Looking Statements.............................................................    3
Prospectus Summary.....................................................................    4
Risk Factors...........................................................................   10
Price Range of Securities..............................................................   16
Capitalization.........................................................................   17
Dividend Policy........................................................................   17
Use of Proceeds........................................................................   17
Selected Financial Data................................................................   18
Management's Discussion and Analysis of Financial Condition and Results of Operations..   19
Business...............................................................................   21
Management.............................................................................   30
Principal Stockholders.................................................................   33
Certain Transactions...................................................................   34
Selling Securityholders................................................................   35
Description of Securities..............................................................   36
Shares Eligible for Future Sale........................................................   40
Underwriting...........................................................................   41
Legal Matters..........................................................................   43
Experts................................................................................   43
Change in Accountants..................................................................   43
Index to Financial Statements..........................................................  F-1


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                 500,000 UNITS

                         HUNGARIAN BROADCASTING CORP.

                               ----------------

                                  PROSPECTUS

                               ----------------

                           J.W. BARCLAY & CO., INC.

                                       , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such director, officer, employee or agent of the corporation person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.
Section 10 of the Company's Certificate of Incorporation, and Article X of the Company's By-laws provide that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL. In addition, Section 9 of the company's Certificate of Incorporation provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses of the registrant, other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered hereby are estimated to be as follows:

    Securities and Exchange Commission Registration Fee........... $  3,786.00
    NASD registration fee.........................................    1,580.00
    The NASDAQ SMALLCAP Market listing fee........................    1,000.00
    Printing and engraving expenses*..............................   40,000.00
    Accounting fees and expenses*.................................   40,000.00
    Legal Fees and expenses*......................................  100,000.00
    Blue sky fees and expenses (including counsel fees and
     expenses)*...................................................   35,000.00
    Transfer agent fees and expenses*.............................    4,000.00
    Miscellaneous*................................................    4,634.00
                                                                   -----------
      Total*...................................................... $230,000.00
                                                                   ===========

--------
* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

  During the past three years, the Registrant has sold securities to a limited number of persons, as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith. The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions. All purchasers of securities in each such transaction had adequate access to information about the Registrant.

  (1) On September 14, 1994, Registrant sold 850,000 Shares at $.01 per share to Peter E. Klenner, (480,000), to Robert Genova, (320,000), and to Frank R. Cohen (50,000). In July 1995, Mr. Genova transferred 30,000 shares to an unaffiliated person and Mr. Klenner transferred 20,000 shares to two unaffiliated persons. The issuances of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act of 1933 and the regulations promulgated thereunder.

  (2) In December 1994 and March 1995, Hungarian Teleconstruct Corp. ("HTEL"), an affiliated corporation purchased 20 Units in a private placement, each Unit consisting of the Company's 6% Bridge Note in the principal amount of $40,000 ($800,000 aggregate) and 5,000 shares (100,000 aggregate) of Common Stock, for a total purchase price of $800,000. This purchase was deemed part of the "November 1994 Bridge Financing." As additional consideration for the purchase, registrant granted to HTEL an option to purchase 150,000 shares exercisable at $3 per share. In March 1995, HTEL exercised its option and was issued 150,000 shares against payment of $450,000. HTEL is an affiliate of Registrant. The issuances of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act of 1933, and the regulations promulgated thereunder.

  (3) From November 1994 to March 1995, Registrant sold to 31 persons an aggregate of 33 units (the "Units"), each Unit consisting of the Company's 6% Bridge Note in the principal amount of $40,000 and 5,000 shares of Common Stock for a purchase price of $40,000 per Unit, or an aggregate of $1,320,000 (the "November 1994 Bridge Financing") and 165,000 shares. Adding the 20 units referred to in paragraph 2 above to the 33 units referred to herein, a total of 53 units were sold to private investors in the November Bridge Financing, for an aggregate purchase price of $2,120,000. One-half of the 6% Bridge Notes was repaid with a portion of the proceeds of the December 20, 1995 Offering. In connection with the November Bridge Financing, the Registrant paid selling commissions of $114,000 to unaffiliated NASD brokers. Officers and directors who effected sales received no compensation for their services. Each of the purchasers signed a letter indicating an agreement to hold the shares for investment. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. The names of the persons purchasing units pursuant to the private placement are as follows:

                                                   PRINCIPAL
                                                   AMOUNT OF NUMBER OF AMOUNT
                       NAME                          NOTES    SHARES    PAID
                       ----                        --------- --------- -------
Walter W. Mathews.................................  $40,000    5,000   $40,000
Elias J. Lehaf....................................  $40,000    5,000   $40,000
Arie and Bonnie Seidler Joint Tenants with Rights
 of Survivorship..................................  $20,000    2,500   $20,000
Richard G. David..................................  $20,000    2,500   $20,000
Arthur Inden......................................  $40,000    5,000   $40,000
Peter Rosenbauer..................................  $40,000    5,000   $40,000
Ara Vermogensverwaltung GmbH......................  $40,000    5,000   $40,000
Dr. Barbara A. Lenehan............................  $80,000   10,000   $80,000
Ben L. Berg.......................................  $40,000    5,000   $40,000
W.L. Abt Inc......................................  $40,000    5,000   $40,000
Peter P. Smigowski................................  $60,000    7,500   $60,000
CP Baker Venture Fund I LP........................  $40,000    5,000   $40,000

                                                  PRINCIPAL
                                                  AMOUNT OF NUMBER OF  AMOUNT
                      NAME                          NOTES    SHARES     PAID
                      ----                        --------- --------- --------
Lawrence Auriana................................. $120,000   15,000   $120,000
Dezso J. Ladanyi and Alice R. Ladanyi, Joint
 Tenants with Rights of Survivorship............. $ 80,000   10,000   $ 80,000
Peter Lerner..................................... $ 60,000    7,500   $ 60,000
James G. Schindler............................... $ 40,000    5,000   $ 40,000
John A. Miller................................... $ 20,000    2,500   $ 20,000
Lifelines Care, Inc.............................. $ 20,000    2,500   $ 20,000
David C. Palmer.................................. $ 40,000    5,000   $ 40,000
Stephen N. Gibbs................................. $ 40,000    5,000   $ 40,000
Dr. Paul H. Drugel............................... $ 20,000    2,500   $ 20,000
Gerald Greenberg................................. $ 40,000    5,000   $ 40,000
Joseph H. Dowling................................ $ 40,000    5,000   $ 40,000
Thomas J. Kramer................................. $ 20,000    2,500   $ 20,000
NFC ABW Trading Ltd. Edward M. Rose, Director.... $100,000   12,500   $100,000
Robert N. and Verena Erickson Joint Tenants with
 Right of Survivorship........................... $ 20,000    2,500   $ 20,000
Christopher P. Baker............................. $ 40,000    5,000   $ 40,000
Martin T. Orne................................... $ 40,000    5,000   $ 40,000
Les C. Vinney.................................... $ 40,000    5,000   $ 40,000
Mildred J. Geiss................................. $ 20,000    2,500   $ 20,000
IRA F/B/O Christopher P. Baker DLSSC as
 Custodian....................................... $ 20,000    2,500   $ 20,000

  (4) In July 1995, Registrant sold 182,500 shares to 11 persons at a price of $3 per share, totaling $547,500 (the "July 1995 Bridge Financing"). One of the persons purchasing shares was Peter E. Klenner who purchased 30,000 shares for $90,000 and no commissions were paid in connection with this sale. Sales of the shares were made by an unaffiliated NASD broker who received $1,500 as commissions and by a European company which acted as a finder and received a fee of $30,000. Each of the purchasers signed a letter indicating an agreement to hold the shares for investment. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. The names of the persons purchasing shares pursuant to the private placement are as follows:

                                                              SHARES    AMOUNT
                              NAME                           PURCHASED   PAID
                              ----                           --------- --------
     Joseph H. Dowling......................................   5,000   $ 15,000
     John A. Miller.........................................   7,500     22,500
     Christopher P. Baker...................................  10,000     30,000
     CP Baker Venture Fund I LP.............................   5,000     15,000
     Dr. Elias J. Lehaf.....................................   5,000     15,000
     Walter Abt.............................................   5,000     15,000
     James Schindler........................................   5,000     15,000
     Peter Rosenbauer.......................................  10,000     30,000
     Arabella S.A. .........................................  66,667    200,000
     World Media Group Limited..............................  33,333    100,000
     Peter E. Klenner.......................................  30,000     90,000

  (5) In August 1995, Registrant sold 200,000 shares to three persons for a price of $3 per share ($600,000 aggregate) (the "August 1995 Bridge Financing"). Sales of these shares were effected in Europe through a European broker who received a 10% commission. Each of the purchasers signed a letter indicating an agreement to hold the shares for investment. The issuance of these securities were considered exempt from registration under Section 4(2) of the Securities Act of 1933, and the regulations promulgated thereunder. The names of the three investors and the number of shares purchase and the amounts paid are as follows:

                                                              SHARES    AMOUNT
                              NAME                           PURCHASED   PAID
                              ----                           --------- --------
     M.M. Warburg & Co. KgaA................................  140,000  $420,000
     European Value Fund LP.................................   50,000    20,000
     Stephan Eilesbrecht--Kemena............................   10,000    30,000

  (6) In September 1996, the Company sold 100,000 Shares of Series A Convertible Cumulative Redeemable Preferred Stock (the "Preferred Stock") to seven persons for a price of $4.50 per share ($450,000 aggregate). Each of the purchasers signed a letter indicating an agreement to hold the shares for investment. The issuance of these securities were considered exempt from registration under Section 4(2) of the Securities Act of 1933, and the Regulation D promulgated thereunder. The names of the seven investors, the number of shares of Preferred Stock purchased and the amounts paid are as follows:

                                                                SHARES   AMOUNT
                               NAME                            PURCHASED  PAID
                               ----                            --------- -------
     Dean Rivera..............................................  10,000   $45,000
     Patricia Weremeychik.....................................  10,000   $45,000
     Mark Lyons...............................................  10,000   $45,000
     Joan Downey..............................................  20,000   $90,000
     Louis Spadafora..........................................  10,000   $45,000
     Matthew Langdon..........................................  20,000   $90,000
     John Delgaizo............................................  20,000   $90,000

  J.W. Barclay & Co., Inc. was the underwriter of such offering and received a fee of $45,000 for its services in the offering. Such shares were sold to accredited investors only in an aggregate offering limited to 100,000 shares without any form of general advertising, who acquired such securities for themselves with knowledge that such securities cannot be resold without being registered under the Securities Act or unless an exemption from registration is then available. Exemption from any registration was claimed in reliance upon the Rule 506 of Regulation D as well as Section 4(6) of the Securities Act of 1933. The Company subsequently issued one Common Stock Purchase Warrant to such purchasers for each share purchased for no additional cash consideration in order to permit them to own and offer Units as described under "Certain Transactions" in the Prospectus.

  (7) The Company issued 4 promissory notes in an aggregate principal amount of $850,000 to four persons in December 1996, which are repayable at the earlier of December, 1997 or the closing of any public offering of securities with interest at the rate of 18% per annum. Exemption from registration with respect to the issuance of such notes is claimed under Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering.

  The certificates representing all of the aforesaid securities bear appropriate legends restricting their sale and have stop transfer orders placed thereon.

  In permitting this Registration Statement to become effective, the Commission shall not have been understood as having ruled that the claimed exemptions are available in the circumstances set forth.

ITEM 27. EXHIBITS(1)

  (1) (a) Form of Underwriting Agreement(1)
      (b) Selected Dealer Agreement(1)
      (a) Certificate of Amendment to Certificate of Incorporation filed June
  (3)      28, 1996(1)
      (b) Certificate of Incorporation filed September 14, 1994(1)
      (c) Proposed Corrected Certificate of Designation Relating to the Series
           A Convertible Preferred Stock(1)
      (d) By-laws(1)
  (4) (a) Form of Warrant Agreement(4)
      (b) Amendment to Warrant Agreement, including Form of Common Stock
           Purchase Warrant Certificate(1)
      (c) Form of Series A Preferred Stock Certificate(1)
      (d) Form of Underwriter's Unit Warrant(1)
      (e) Form of Unit Certificate(1)
  (5) (a) Opinion of Cohen & Cohen as to legality of shares being offered(1)
 (10) (a) Employment agreement between Registrant and Peter E. Klenner(3)
      (b) Employment agreement between Registrant and Imre M. Kovats(3)
      (c) Financial Consultant agreement between Registrant and Robert Genova(3)
      (d) 1994 Incentive Stock Option Plan(3)
      (e) Sharing agreement for space and facilities between Registrant and Hungarian Telephone & Cable Corp.(3)
      (f) Agreement to Purchase Shares in DNTV(3)
      (g) Agreement to purchase shares in VI-DOK(3)
      (h) Letter of intent with Kable Com(3)
      (i) Offer from OKK Kft to Registrant to rent satellite space to Company(3)
      (j) Agreement with Land Studios Kft.(3)
      (k) Lease agreement with HAKON Ltd. for space at Szamado, Budapest(3)
      (l) Form of 6% Bridge Note(3)
      (m) License to broadcast on A3(3)
      (n) Consulting Agreement with J.W. Barclay & Co., Inc., dated December  ,
           1996(1)
      (o) Amendment to Mergers and Acquisitions Agreement with J.W. Barclay &
           Co., Inc.(1)
      (p) Contracts for purchase of programming between Power TV Ltd. and Registrant dated February 28 and July 29, 1996(5)
      (q) Agreement between Nethold Central Europe BV and Registrant dated July
           5, 1996(5)
      (r) Management consulting agreement between Registrant and Justine Bodle dated June 15, 1996(5)
      (s) Agreement between Registrant and Banknet dated June 26, 1996(5)
      (t) Rental lease between Registrant and Investor Holding RT dated June
           25, 1996(5)
      (u) Agreement between the Company and Orion Atlantic, L.P., dated July
           31, 1996(1)
 (16)     Letter from prior accountants Todman & Co.(6)
 (21)     Subsidiaries of the Registrant(3)
      (a) Consent of Cohen & Cohen (included in their opinion filed as Exhibit
 (23)      5(a))(1)
      (b) Consent of Simon, Buros & Partners(1)
      (c) Consent of Coopers & Lybrand(1)
      (d) Consent of Todman & Co.(1)
      (e) Consent of Dr. Marianna Csabai(2)
 (25)     Power of Attorney (included on signature page)

--------
(1) Previously filed.
(2) Filed herewith.

(3) Incorporated by reference to corresponding exhibit in the Company's Registration Statement on Form SB-2 (SEC file No. 33-96674).
(4) Incorporated by reference to corresponding exhibit in the Company's Registration Statement on Form SB-2 (SEC file No. 33-80177).
(5) Incorporated by reference to the corresponding exhibit in the Company's report on form 10K for the year ended June 30, 1996.
(6) Incorporated by reference to exhibit in the Company's report on Form 8-K dated April 11, 1996.(5)

ITEM 28. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) to include any additional or changed material on the plan of distribution.

    (2) That, for determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For determining any liability under the Securities Act it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

    (2) For determining any liability under the Securities Act, it will treat each post-effective amendment that contains a form of prospectus as to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering of these securities.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  If accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 21, 1997.

                                          Hungarian Broadcasting Corp.

                                                   /s/ Peter E. Klenner*
                                          By___________________________________
                                                PETER E. KLENNER PRESIDENT

  Each of the undersigned does hereby appoint Peter E. Klenner and Frank R. Cohen, and each of them severally, its or his true and lawful attorneys to execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of such attorneys shall have the power to act hereunder with or without the other.

  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated:

             SIGNATURES                        TITLE                 DATE

          Peter E. Klenner*            President and             January 31,
-------------------------------------   Director (Principal          1997
          PETER E. KLENNER              Executive Officer)

            Imre Kovats*               Executive Vice            January 31,
-------------------------------------   President and                1997
             IMRE KOVATS                Director

           Frank R. Cohen              Secretary, Treasurer      January 31,
-------------------------------------   and Director                 1997
           FRANK R. COHEN

            Justin Bodle*              Director                  January 31,
-------------------------------------                                1997
            JUSTIN BODLE

          James H. Season*             Principal Financial       January 31,
-------------------------------------   Officer and                  1997
           JAMES H. SEASON              Principal
                                        Accounting Officer

* Pursuant to Power of Attorney previously filed.

 EXHIBIT                                                                   PAGE
   NO.                              EXHIBIT INDEX                          NO.
 -------                            -------------                          ----
  (1)    (a) Form of Underwriting Agreement(1)
         (b) Selected Dealer Agreement(1)
         (a) Certificate of Amendment to Certificate of Incorporation
  (3)         filed June 28, 1996(1)
         (b) Certificate of Incorporation filed September 14, 1994(1)
         (c) Proposed Corrected Certificate of Designation Relating to
              the Series A Convertible Preferred Stock(1)
         (d) By-laws(1)
  (4)    (a) Form of Warrant Agreement(4)
         (b) Amendment to Warrant Agreement, including Form of Common
              Stock Purchase Warrant Certificate(1)
         (c) Form of Series A Preferred Stock Certificate(1)
         (d) Form of Underwriter's Unit Warrant(1)
         (e) Form of Unit Certificate(1)
         (a) Opinion of Cohen & Cohen as to legality of shares being
  (5)         offered(1)
         (a) Employment agreement between Registrant and Peter E.
 (10)         Klenner(3)
         (b) Employment agreement between Registrant and Imre M.
              Kovats(3)
         (c) Financial Consultant agreement between Registrant and
              Robert Genova(3)
         (d) 1994 Incentive Stock Option Plan(3)
         (e) Sharing agreement for space and facilities between
              Registrant and Hungarian Telephone & Cable Corp.(3)
         (f) Agreement to Purchase Shares in DNTV(3)
         (g) Agreement to purchase shares in VI-DOK(3)
         (h) Letter of intent with Kable Com(3)
         (i) Offer from OKK Kft to Registrant to rent satellite space to
              Company(3)
         (j) Agreement with Land Studios Kft.(3)
         (k) Lease agreement with HAKON Ltd. for space at Szamado,
              Budapest(3)
         (l) Form of 6% Bridge Note(3)
         (m) License to broadcast on A3(3)
         (n) Consulting Agreement with J.W. Barclay & Co., Inc., dated
              December  , 1996(1)
         (o) Amendment to Mergers and Acquisitions Agreement with J.W.
              Barclay & Co., Inc.(1)
         (p) Contracts for purchase of programming between Power TV Ltd.
              and Registrant dated February 28 and July 29, 1996(5)
         (q) Agreement between Nethold Central Europe BV and Registrant dated July 5, 1996(5)
         (r) Management consulting agreement between Registrant and
              Justine Bodle dated June 15, 1996(5)
         (s) Agreement between Registrant and Banknet dated June 26,
              1996(5)
         (t) Rental lease between Registrant and Investor Holding RT dated June 25, 1996(5)
         (u) Agreement between the Registrant and Orion Atlantic, L.P., dated July 31, 1996(1)
 (16)        Letter from prior accountants Todman & Co.(6)
 (21)        Subsidiaries of the Registrant(3)
         (a) Consent of Cohen & Cohen (included in their opinion filed
 (23)         as Exhibit 5(a))(1)
         (b) Consent of Simon, Buros & Partners(1)
         (c) Consent of Coopers & Lybrand(1)
         (d) Consent of Todman & Co.(1)
         (e) Consent of Dr. Marianna Csabai(2)
 (25)        Power of Attorney (included on signature page)

--------
(1) Previously filed.
(2) Filed herewith.
(3) Incorporated by reference to corresponding exhibit in the Company's Registration Statement on Form SB-2 (SEC file No. 33-96674).
(4) Incorporated by reference to corresponding exhibit in the Company's Registration Statement on Form SB-2 (SEC file No. 33-80177).
(5) Incorporated by reference to the corresponding exhibit in the Company's report on form 10K for the year ended June 30, 1996.
(6) Incorporated by reference to exhibit in the Company's report on Form 8-K dated April 11, 1996.(5)